EXHIBIT 2.1
                                                      ------------


LATHAM & WATKINS
 Michael S. Lurey (Bar No. 48235)
 Robert A. Klyman (Bar No. 142723)
 Gregory O. Lunt (Bar No. 173297)
 Michael J. Lawrence (Bar No. 180678)
633 West Fifth Street, Suite 4000
Los Angeles, California 90071-2007

(213) 485-1234

Attorneys for Debtors and Debtors-in-Possession



                 UNITED STATES BANKRUPTCY COURT

                 CENTRAL DISTRICT OF CALIFORNIA



In re                         )   Case No. SB94-23212 DN
                              )
SUN WORLD INTERNATIONAL, INC.,)   Chapter 11
SUN WORLD, INC.               )
COACHELLA GROWERS,            )   Jointly Administered
SUN DESERT, INC.,             )
AAI SERVICES, INC.            )   DEBTORS' MODIFED FOURTH AMENDED
                              )   FOURTH AMENDED CONSOLIDATED PLAN
     Debtors-in-Possession    )   OF REORGANIZATION DATED JUNE 3,
                              )   1996 (MODIFIED)
                              )
                              )   [NO HEARING SET]

     TO THE HONORABLE DAVID N. NAUGLE, UNITED STATES BANKRUPTCY JUDGE, THE UNITED STATES TRUSTEE AND OTHER INTERESTED PARTIES AND THEIR
ATTORNEYS OF RECORD:

                              I

                         INTRODUCTION

          Sun World International, Inc., Sun World, Inc., Coachella Growers and Sun Desert, Inc. (defined collectively herein as the Debtors) hereby propose the following Modified Fourth Amended Consolidated Plan of Reorganization (defined herein as the Plan) for the resolution of the Debtors' outstanding creditor claims and equity interests. Reference is made to the Disclosure Statement for Debtors' Modified Fourth Amended Consolidated Plan of Reorganization Dated June 3, 1996 (defined herein as the Disclosure Statement) for a discussion of the Debtors' history, business, properties and results of operations, and for a summary of the Plan and certain related matters.
          The Plan proposes a purchase by Cadiz of all of the New Common Stock and all of the Old Securities to the extent that holders of such Old Securities agree to sell their Old Securities to Cadiz, or by another Buyer pursuant to an Overbid of (i) all or substantially all of the Debtors' assets, (ii) all or part of the Old Securities, or
(iii) all or part of the New Common Stock. Under the Plan, holders of Allowed Claims and Allowed Interests will receive distributions of Cash or other property as described in Article IV of the Plan.
          All holders of Claims and Interests are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. No materials, other than the Disclosure Statement and any exhibits and schedules attached thereto or referenced therein, have been approved by the Debtors for use in soliciting acceptances or rejections of the Plan.

          NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, ALL STATEMENTS IN THIS PLAN AND THE ACCOMPANYING DISCLOSURE STATEMENT CONCERNING THE HISTORY OF THE DEBTORS' BUSINESSES, THE PAST OR PRESENT FINANCIAL CONDITION OF THE DEBTORS, TRANSACTIONS TO WHICH THE DEBTORS WERE OR ARE PARTIES, OR THE EFFECT OF CONFIRMATION OF THE PLAN ON SECURED CREDITORS, UNSECURED CREDITORS OR EQUITY SECURITY HOLDERS ARE ATTRIBUTABLE EXCLUSIVELY TO THE DEBTORS AND NOT TO ANY OTHER PARTY.

                              II.

     DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION

     A.   Definitions.
          In addition to such other terms as are defined in other sections of the Plan, the following terms (which appear in the Plan as capitalized terms) have the following meanings as used in the Plan:
          1. "AAI" means AAI Services, Inc., a California corporation 100% of the stock of which is owned by Sun World. The Plan does not provide for the reorganization of the estate of AAI or the resolution of its outstanding third-party creditor claims and equity interests.
          2. "Administrative Claim" means a Claim for costs and expenses of administration allowed under section 503(b) of the Bankruptcy Code and referred to in section 507(a)(1) of the Bankruptcy Code, including, without limitation: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the business of the Debtors (such as wages, salaries or commissions for services, payments for inventory and all principal, interest, fees, reimbursable expenses and other amounts payable in connection with the DIP Agreement); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code; and (c) all fees and charges assessed against the Estates under 28 U.S.C. section 1930.
          3. "Allowed Claim" or "Allowed Interest" means a Claim against or Interest in the Debtors to the extent that
               a.   a proof of the Claim or Interest
                    (1) was timely served upon the Debtors and no objection to the Claim or Interest is Filed within the time fixed by the Bankruptcy Court for such objections; or
                    (2)  is deemed Filed under applicable law or
     pursuant to a Final Order of the Bankruptcy Court and no objection to the Claim or Interest is Filed within the time fixed by the Bankruptcy Court for such objections; or
                    (3) is Allowed pursuant to subparagraph b of this paragraph 3.

               b. If the Debtors file an objection to a proof of Claim or Interest within a time fixed by the Bankruptcy Court, the Claim or Interest shall be Allowed to the extent of
                    (1)  any amount of such Claim or Interest to
                         which the Debtors did not object;
                    (2)  any amount otherwise authorized by Final
                         Order or the Plan; or
                    (3) any amount temporarily allowed by an Order for purposes of voting on the Plan.

"Allowed Administrative Claim," "Allowed Priority Tax Claim," "Allowed Secured Claim" and "Allowed Unsecured Claim" have correlative meanings.

          4. "Allowed Class ... Claim" means an Allowed Claim in the particular Class described.
          5. "Allowed Class ... Interest" means an Allowed Interest in the particular Class described.
          6. "Amended Sun World Bylaws" means the amended and restated bylaws of Reorganized Sun World that will be effective on the Effective Date, in the form which will be Filed, at or prior to the commencement of the Confirmation Hearing.
          7. "Amended Sun World Certificate" means the amended and restated certificate of incorporation of Reorganized Sun World that will be effective on the Effective Date, in the form which will be Filed, at or prior to the commencement of the Confirmation Hearing.
          8. "Balloting Deadline" shall have the definition given to it in paragraph VIII G.
          9.   "Bankruptcy Code" means title 11 of the United States
Code, as now in effect or hereafter amended if such amendments are made applicable to the Reorganization Cases.
          10.  "Bankruptcy Court" means the United States Bankruptcy
Court for the Central District of California or, if such Court ceases to exercise jurisdiction over the Reorganization Cases, such court or adjunct thereof that exercises jurisdiction over the Reorganization
Cases in lieu of the United States Bankruptcy Court for such District.
          11.  "Bankruptcy Rules" means the Federal Rules of
Bankruptcy Procedure, as applicable from time to time in the Reorganization Cases.
          12. "Blythe Ranch" means that certain parcel of real property located in Riverside County, California in which SWII holds an ownership interest and Zenith asserts a fifty percent (50%) ownership interest.
          13. "Business Day" means any day other than a Saturday, a Sunday or a "legal holiday" (as defined in Bankruptcy Rule 9006(a)).
          14. "Buyer" means Cadiz, or another purchaser pursuant to an Overbid of (i) all or substantially all of the Debtors' assets, or
(ii) all of the New Common Stock and Old Securities to the extent that holders of such Old Securities agree to sell their Old Securities to the Buyer.
          15. "Cadiz" means Cadiz Land Company, Inc., a publicly held Delaware corporation (NASDAQ symbol: CLCI) involved in agricultural development.
          16.  "Cadiz Board" means the board of directors of Cadiz.
          17. "Cadiz Offer" means the offer by Cadiz to purchase all of the Old Common Stock and Old Preferred Stock or all of the New
Common Stock pursuant to a Plan Implementation Agreement.
          18. "Capital Contribution" means a Cash contribution by the Buyer to the equity of Reorganized Sun World, either (i) without consideration or (ii) solely in respect of the issuance of New Common Stock.
          19. "Cash" means currency, a certified check, a cashier's check or a wire transfer of good funds from any source, or a check from Reorganized Sun World or other Person making any distribution under the Plan.
          20. "Causes of Action" means any and all claims or causes of action which any Debtor or any Subsidiary has or asserts against any third party, including, without limitation, any claim or cause of action arising pre-petition, any claim or cause of action arising post-petition, any claim or cause of action arising under sections 541 through 550 of the Bankruptcy Code or state laws of similar effect, and any claim or cause of action against insiders or affiliates of any Debtor, those against insiders or affiliates of such insiders or affiliates and entities controlled by them, but not including (a) any Intercompany Claim, (b) any right to subordinate any Claim or Interest of such third party pursuant to Bankruptcy Code section 510(c) or (c) any Cause of Action arising post-Confirmation.
          21. "Claim" means a claim against one or more of the Debtors, whether or not asserted or allowed, as defined in section
101(5) of the Bankruptcy Code.
          22. "Class" means a class of Claims or Interests designated pursuant to the Plan.
          23. "Class 8 Releasee" shall have the definition given to it in paragraph VIII X.
          24. "Class 9 Releasee" shall have the definition given to it in paragraph VIII X.
          25. "Class 10 Releasee" shall have the definition given to it in paragraph VIII X.
          26.  "Clerk" means the Clerk of the Bankruptcy Court.
          27. "Coachella" means Coachella Growers, a California non-profit agricultural cooperative the sole member of which is Sun
Desert, as a debtor and debtor in possession in its Reorganization
Case under the Bankruptcy Code.
          28. "Confirmation" means the conclusion of the Confirmation Hearing.
          29. "Confirmation Date" means the date on which the Bankruptcy Court enters the Confirmation Order on the Docket.
          30. "Confirmation Hearing" means the hearing on confirmation of the Plan, as the Plan may be modified hereafter.
          31.  "Confirmation Order" means the Order of the Bankruptcy
Court confirming the Plan under section 1129 of the Bankruptcy Code.
          32.  "Credit Agricole" means Caisse Nationale de Credit
Agricole.
          33. "Credit Agricole Cash Payment" shall have the definition given to it in paragraph IV B 2a.
          34. "Credit Agricole Releasees" shall have the definition given to it in paragraph VIII X.
          35. "Creditors' Committee" means the official committee of holders of Unsecured Claims appointed in the Reorganization Cases by the Office of the United States Trustee, as its composition may be changed from time to time by the addition, resignation or removal of its members.
          36.  "Debtors" means, collectively, SWII, Sun World,
Coachella, and Sun Desert, but does not include AAI.
          37. "Debtors in Possession" means the Debtors (or a Debtor when used in the singular), when acting in the capacity of representative of the Estates in the Reorganization Cases.
          38.  "DIP Agreement" means the Amended and Restated Debtor
In Possession Credit Agreement dated as of February 28, 1996 among
SWII, Sun World and Credit Agricole.
          39. "Disclosure Statement" means the Disclosure Statement for Debtors' Fourth Amended Consolidated Plan of Reorganization Dated
June 3, 1996 (and all exhibits and schedules annexed thereto or referred to therein), as it may be amended or supplemented from time to time.
          40. "Disputed Claim" means a Claim, not otherwise Allowed or paid pursuant to the Plan, as to which (i) a proof of claim has been Filed or deemed Filed and (ii) an objection has been Filed timely and which objection, if timely Filed, has not been withdrawn on or before any date fixed for Filing such objections by the Plan or Order of the Bankruptcy Court and (if not withdrawn) has not been overruled or denied by a Final Order. A Claim shall be considered a Disputed
Claim to the extent of any Filed objection.
          41. "Disputed Interest" means an Interest as to which an objection has been or may be timely Filed and which objection, if timely Filed, has not been withdrawn on or before any date fixed for Filing such objections by the Plan or Order of the Bankruptcy Court and (if not withdrawn) has not been overruled or denied by a Final
Order. An Interest shall be considered a Disputed Interest to the extent of any Filed objection.
          42. "Docket" means the docket in the Reorganization Cases maintained by the Clerk.
          43.  "Effective Date" means the first Business Day:  (a)
(1) at least eight (8) Business Days after the Confirmation Date, or
(2) at least one (1) Business Day after the Confirmation Date, if the Bankruptcy Court enters an order making Bankruptcy Rule 7062 inapplicable to the proceedings respecting the Confirmation Order or otherwise determining that the Effective Date may occur immediately following Confirmation; (b) on which: (1) no stay of the Confirmation
Order is in effect and (2) all conditions to the Effective Date have been satisfied or, if waivable, waived by the party for whose benefit such condition exists; and (c) as of which all conditions to the consummation of (1) the Sale under the Plan Implementation Agreement and (2) the restructuring of the claims of Hancock and Credit Agricole under the New Hancock Credit Agreement and the New Credit Agricole
Credit Agreement, respectively, have been satisfied or waived by the party for whose benefit such condition exists; provided, that in no event shall the Effective Date be later than sixty (60) days after the Confirmation Date; and provided that the Bankruptcy Court may extend the deadline for the Effective Date to occur following notice and hearing.
          44. "Emergency Reserve" shall have the definition given to it in paragraph VIII K.
          45. "Equity Cash Payment" shall have the definition given to it in paragraph IV C 5.
          46. "Equity Committee" means the official committee of holders of Interests in the Debtors appointed in the Reorganization
Cases by the Office of the United States Trustee, as its composition may be changed from time to time by the addition, resignation or removal of its members.
          47. "Ernst & Young Causes of Action" shall have the definition given to it in paragraph IV B 2a.
          48. "Estates" means collectively the estate created in each Debtor's Reorganization Case under section 541 of the Bankruptcy
Code.
          49. "Excess Cash Flow" shall have the definition given to it in paragraph IV B 2e.
          50. "Fairchild Acres" means that certain parcel of real property located in Riverside County, California, which was previously owned by Sun World and was conveyed to Fairchild Acres, a general partnership, by Sun World, Inc. on or about December 23, 1991.
          51.  "File" or "Filed" means filed with the Bankruptcy
Court in the Reorganization Cases.

          52. "Final Order" means an order or judgment of the Bankruptcy Court, as entered on the Docket in the Reorganization Cases, which has not been reversed, stayed, modified or amended, and as to which (a) the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely filed, or (b) any appeal that has been or may be taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.
          53. "Grower Account" shall have the definition given to it in paragraph VIII K.
          54. "Grower Claims" means Allowed Claims against the Debtors that are entitled to protection under PACA, whether the holders of such Claims are entitled to lien rights under PACA or not.
          55.  "Growers" means the holders of Grower Claims.
          56.  "Hancock" means John Hancock Mutual Life Insurance
Company.
          57. "Hancock Cash Payment" shall have the definition given to it in paragraph IV B 1a.
          58. "Hancock Releasees" shall have the definition given to it in paragraph VIII X.
          59. "Instrument" means any share of stock, security, promissory note or other "instrument," within the meaning of that term, as defined in section 9105(1)(i) of the UCC.
          60. "Intercompany Claims" means any and all claims and causes of action which any Debtor holds against any other Debtor or which any Subsidiary holds against any Debtor.
          61. "Intercreditor Agreement" means the Intercreditor and Subordination Agreement dated as of October 31, 1990 between Hancock and Credit Agricole, as the same may be amended from time to time.
          62. "Interest" means the interest of any equity security holder of SWII, whether or not asserted, as defined in section 101(17) of the Bankruptcy Code.
          63. "Interest Deferral Period" means the months of April, May, June and July of each year while any balance is owed under the New Hancock Note or the New Credit Agricole Note.
          64. "Invalid Condition" shall have the definition given to it in paragraph VIII G.
          65. "Lender's Condition" shall have the definition given to it in paragraph VIII G.
          66. "LIBOR" means London Interbank Offered Rate determined in accordance with the New Credit Agricole Credit Agreement.
          67. "Local Bankruptcy Rules" means the local rules of the Bankruptcy Court, as applicable from time to time in the Reorganization Cases.
          68. "Marguleas Rayo Water Rights" means those contract rights, held by the Marguleas Family Partnership, to receive excess water and related stock benefits pursuant to agreements with Rayo Company and Rayo Water Company.
          69. "Marguleas Releasees" shall have the definition given to it in paragraph VIII X.
          70. "Minimum Cash Balance" means, as of any date of determination, an amount, determined in accordance with the New Credit Agricole Credit Agreement and the New Hancock Credit Agreement, between $34.69 million and $36 million.
          71. "Mr. Marguleas" means Howard P. Marguleas, a holder of Old Securities.
          72. "Net Cash Proceeds" means, for any disposition of any asset by any Person, the aggregate amount of Cash received by such Person for such asset after deducting therefrom (a) all legal fees, finder's fees, brokerage fees, sales commissions and other similar fees and commissions paid in connection therewith, and (b) other out of pocket costs incurred in connection therewith. Any proceeds which are not Cash will become Net Cash Proceeds upon the conversion of such proceeds to Cash.
          73. "Net Overbid" means the amount of any Overbid less the amount of any cost reimbursement owed to Cadiz under the Plan and less any portion of such Overbid ordered by the Bankruptcy Court to be paid to holders of Allowed Claims in Class 1 and Class 2.
          74. "New Common Stock" means common stock of Reorganized Sun World, par value $0.01 per share, which may be issued by Reorganized Sun World on and after the Effective Date pursuant to the Plan Implementation Agreement or otherwise.
          75.  "New Credit Agricole Credit Agreement" means the
Credit Agreement, dated as of a date no later than the Effective Date, between Reorganized Sun World and Credit Agricole relating to the New Credit Agricole Note, in substantially the form Filed, with the consent of Cadiz and Credit Agricole, no later than five (5) Business Days prior to the commencement of the Confirmation Hearing.
          76. "New Credit Agricole Deed of Trust" means, collectively, the deeds of trust executed by Reorganized Sun World in favor of Credit Agricole to secure Reorganized Sun World's indebtedness under the New Credit Agricole Note and which cover the real property identified on schedules or exhibits to each such deed of trust, in substantially the form Filed no later than five (5) Business Days prior to the commencement of the Confirmation Hearing.
          77. "New Credit Agricole Documents" means, collectively, the New Credit Agricole Credit Agreement, the New Credit Agricole Deed of Trust, the New Credit Agricole Note, and such other documentation as may be required to be executed and delivered pursuant to the New Credit Agricole Credit Agreement.
          78. "New Credit Agricole Note" means the promissory note executed by Reorganized Sun World in favor of Credit Agricole to evidence Reorganized Sun World's indebtedness under the New Credit Agricole Credit Agreement, in the form provided for therein.
          79. "New Hancock Credit Agreement" means the Credit Agreement, dated as of a date no later than the Effective Date, between Reorganized Sun World and Hancock relating to the New Hancock Note, in substantially the form Filed, with the consent of Cadiz and Hancock, no later than five (5) Business Days prior to the commencement of the Confirmation Hearing.
          80. "New Hancock Deed of Trust" means, collectively, the deeds of trust executed by Reorganized Sun World in favor of Hancock to secure Reorganized Sun World's indebtedness under the New Hancock Note and which cover the real property identified on schedules or exhibits to each such deed of trust, in substantially the form Filed no later than five (5) Business Days prior to the commencement of the Confirmation Hearing.
          81. "New Hancock Documents" means, collectively, the New Hancock Credit Agreement, the New Hancock Deed of Trust, the New Hancock Note, and such other documentation as may be required to be executed and delivered pursuant to the New Hancock Credit Agreement.
          82. "New Hancock Note" means the promissory note executed by Reorganized Sun World in favor of Hancock to evidence Reorganized Sun World's indebtedness under the New Hancock Credit Agreement, in the form provided for therein.
          83. "New Zenith Note" shall have the definition given to it in paragraph IV B 3.
          84. "Old Common Stock" means the common stock of SWII, par value $1.00 per share, issued and outstanding as of the SWII Petition Date.
          85. "Old Preferred Stock" means the Series I Preferred Stock of SWII, par value $300.00 per share, issued and outstanding as of the SWII Petition Date.
          86. "Old Securities" means, collectively, the Old Common Stock and the Old Preferred Stock.
          87. "Old Stock Rights" means, collectively, any warrants, and any other rights, to purchase or otherwise acquire Old Securities, and any stock appreciation or similar rights relating to Old Securities, existing prior to the Effective Date. "Old Stock Rights" do not include any rights arising out of the ownership of Old Securities.
          88. "Order" means an order or judgment of the Bankruptcy Court as entered on the Docket.
          89. "Other Secured Claim" means any Allowed Secured Claim not classified in Classes 1, 2, 3 or 4A. Other Secured Claims are classified in Class 4B et seq.
          90.  "Overbid" shall have the definition given to it in
Article V.
          91.  "PACA" means the federal Perishable Agricultural
Commodities Act.
          92. "PACA Reserve" shall have the definition given to it in paragraph VIII K.
          93. "Person" means any individual, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, association, joint stock company, joint venture, government or political subdivision, official committee appointed by the United States Trustee, unofficial committee of creditors or equity holders, or other entity (as defined in the Bankruptcy Code).
          94. "Petition Date" means the date on which each of the Reorganization Cases was Filed (October 3, 1994, as to SWII and Sun World, and December 13, 1994, as to Coachella and Sun Desert).
          95. "Plan" means this plan of reorganization for the Debtors in the Reorganization Cases and all exhibits and schedules annexed hereto or referred to herein, as such may be amended, modified or supplemented from time to time.
          96. "Plan Implementation Agreement" means (i) to the extent the Buyer purchases Old Securities, an agreement between the holders of such Old Securities, on the one hand, and the Buyer, on the other, for the purchase by the Buyer of all of such Old Securities; and (ii) an agreement between the Debtors, on the one hand, and the Buyer, on the other, in which the Buyer agrees to purchase all of the New Common Stock, if New Common Stock is issued pursuant to the Plan. The Plan Implementation Agreement shall also include the Buyer's agreement with the Debtors to take the actions required of it to implement the Plan. The form of Plan Implementation Agreement shall be Filed not later than five (5) Business Days prior to the commencement of the Confirmation Hearing.
          97. "Plan Release" shall have the definition given to it in paragraph VIII X.
          98. "Plan Releasees" shall have the definition given to it in paragraph VIII X.
          99. "Post-petition Tax Claims" means Administrative Claims and other Claims by a governmental unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date.
          100. "Pre-Identified Assets" means the ranches and other parcels of real property subject to the New Hancock Deed of Trust and the New Credit Agricole Deed of Trust, as identified on schedules to the New Hancock Credit Agreement and the New Credit Agricole Credit Agreement, which may be sold, under certain circumstances as provided therein, without the approval of Hancock or Credit Agricole.
          101. "Priority Claim" means an Allowed Claim entitled to priority under sections 507(a)(3) through 507(a)(7) of the Bankruptcy Code, and includes Priority Tax Claims.
          102. "Priority Tax Claim" means an Allowed Claim for an amount entitled to priority under section 507(a)(7) of the Bankruptcy Code.
          103. "Pro Fee Suspense Fund Account" shall have the definition given to it in paragraph VIII K.
          104. "Pro Rata" means proportionately so that, with respect to any Class, the ratio of (a) the amount of consideration distributed on account of a particular Allowed Claim or Allowed Interest to (b) the amount of the Allowed Claim or Allowed Interest, is the same as the ratio of (x) the amount of consideration distributed on account of all Allowed Claims or Allowed Interests of the Class in which the particular Allowed Claim or Allowed Interest is included to (y) the aggregate amount of all Allowed Claims or Allowed Interests of that Class.
          105. "Protested Condition" shall have the definition given to it in paragraph VIII G.
          106. "PSA" means the Plan Support Agreement entered into between Cadiz and the Creditors' Committee in December 1995, as the same may have been amended from time to time, wherein the Creditors' Committee agreed to pursue a sale of the Debtors' assets exclusively with Cadiz and to implement certain overbid procedures.
          107. "Real Property Proceeds Accounts" shall have the definition given to it in paragraph VIII K.
          108. "Record Date" means the date fixed by the Bankruptcy Court as the record date for determining the holders of Claims and Interests who are entitled to receive distributions under the Plan.
          109. "Released Claims" shall have the definition given to it in paragraph IV B 2a.
          110. "Released Matters" shall have the definition given to it in paragraph VIII X.
          111. "Releasees" shall have the definition given to it in paragraph VIII X.
          112. "Reorganization Cases" means all Debtors' cases under chapter 11 of the Bankruptcy Code.
          113. "Reorganized Sun World" means Sun World International, Inc., a Delaware corporation, as the successor by merger to SWII and Sun World on and after the Effective Date.
          114. "Required Consenting Interest Holders" means Domenick Bianco, Carl Sam Maggio, Martin Gans and the Tostado Family Trust.
          115. "Required Minimum" means the minimum sale prices for the Pre-identified Assets as set forth in the New Hancock Credit Agreement and the New Credit Agricole Credit Agreement.
          116. "Sale" means the closing of the transaction under the Plan Implementation Agreement.
          117. "Scheduled" means set forth on the Schedules of Asset and Liabilities.
          118. "Schedules of Assets and Liabilities" means the Schedules of Assets and Liabilities which were Filed by the Debtors with the Bankruptcy Court, as the same may be amended from time to time prior to the Effective Date.
          119. "Secured Claim" means any Claim that is secured by a lien on property in which the Estates have an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Estates' interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.
          120. "Securities Claim" means (a) any Claim arising from rescission of a purchase or sale of Old Securities or for damages arising from the purchase or sale of Old Securities, or (b) any Claim for indemnity, reimbursement, or contribution on account of any such Claim.
          121. "Subsidiary" means any directly or indirectly wholly owned subsidiary of any Debtor, including, without limitation, AAI, but not including Coachella Growers.
          122. "Sun Desert" means Sun Desert, Inc., a Delaware corporation 100% of the stock of which is owned by SWII, as a debtor and debtor in possession in its Reorganization Case under the Bankruptcy Code.
          123. "Sun World" means Sun World, Inc., a Delaware corporation 100% of the stock of which is owned by SWII, as a debtor and debtor in possession in its Reorganization Case under the Bankruptcy Code.
          124. "SWII" means Sun World International, Inc. a Delaware corporation, as a debtor and debtor in possession in its Reorganization Case under the Bankruptcy Code.
          125. "UCC" means the California Uniform Commercial Code, as in effect at any relevant time.
          126. "Unsecured Claim" means any Claim that is not an Administrative Claim, Priority Claim or Secured Claim.
          127. "Unsecured Claims Disbursement Account" shall have the definition given to it in paragraph IV B 8.
          128. "Unsecured Claims Reserve Account" shall have the definition given to it in paragraph IV B 8.
          129. "Weyerhaeuser" means The Weyerhaeuser Company.
          130. "Weyerhaeuser Order" means the Order Approving (i) Stipulation Modifying Executory Contract And (ii) Assumption Of Executory Contract As Modified, entered by the Bankruptcy Court on November 15, 1995
          131. "Zenith" means Zenith Insurance Company.
          132. "Zenith Settlement Agreement" means that agreement among SWII, Cadiz and Zenith resolving the disputes among these parties relating to the Blythe Ranch and the Debtors' transactions with Zenith, the form of which must be Filed not later than five (5) Business Days prior to the commencement of the Confirmation Hearing.
     B.   INTERPRETATION AND COMPUTATION OF TIME.
          1.   DEFINED TERMS.
          Any term used in the Plan that is not defined in the Plan, either in Article II (Definitions) or elsewhere, but that is used in the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, has the meaning assigned to that term in the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, as the case may be.
          2.   RULES OF INTERPRETATION.
          For purposes of the Plan: (a) whenever it appears appropriate from the context, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; provided, however, that any change to such form, terms, or conditions which is material to a party to such document shall not be made without such party's consent; (c) any reference in the Plan to an existing document or exhibit Filed or to be Filed means such document or exhibit, as it may have been or (to the extent otherwise permitted, hereafter) may be amended, modified or supplemented from time to time;
(d) unless otherwise specified in a particular reference, all references in the Plan to paragraphs, Articles and Exhibits are references to paragraphs, Articles and Exhibits of or to the Plan; (e) the words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to the Plan in its entirety rather than to only a particular portion of the Plan; (f) captions and headings to Articles and paragraphs are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretations of the Plan; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (h) all exhibits to the Plan are incorporated into the Plan, and shall be deemed to be included in the Plan, provided that they are Filed no later than five (5) days prior to the Confirmation Hearing.

          3.   TIME PERIODS.
          In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                              III.

         DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS

          The following is a designation of the Classes of Claims and Interests under the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and are excluded from the following Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and is classified in another Class or Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Class or Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied before the Effective Date; a Claim or Interest which is not an Allowed Claim or Allowed Interest is not in any Class. A Disputed Claim or Disputed Interest, to the extent that it subsequently becomes an Allowed Claim or Allowed Interest, shall be included in the Class for which it would have qualified had it not been disputed. Notwithstanding anything to the contrary contained in the Plan, no distribution shall be made on account of any Claim or Interest which is not an Allowed Claim or an Allowed Interest.
     A.   SECURED CLAIMS.
          Class 1:  Hancock
          Class 2:  Credit Agricole
          Class 3:  Zenith
          Class 4A: The Allowed Secured Claim of Weyerhaeuser
          Classes 4B et seq.: All Allowed Secured Claims that are not included in Class 1, 2, 3 or 4A, including without limitation, Claims of lessors under equipment leases.
     B.   UNSECURED CLAIMS.
          Class 5: Allowed Unsecured Priority Claims that are specified as having priority in sections 507(a)(3), 507(a)(4), 507(a)(5), or 507(a)(6) of the Bankruptcy Code.
          Class 6: Non-priority Allowed Unsecured Claims against the Debtors in an amount equal to, reduced to or less than two hundred fifty dollars ($250.00), including, without limitation, Allowed Unsecured Claims arising from the purchase of goods and services or arising from the rejection of executory contracts or unexpired leases.
          Class 7:  Grower Claims.
          Class 8: Allowed Unsecured Claims against the Debtors that are not classified in any other Class, including, without limitation, Claims arising from the purchase of goods and services or arising from the rejection of executory contracts and unexpired leases.

     C.   INTERESTS AND CLAIMS RELATING TO INTERESTS.
          Class 9: Allowed Interests of holders of Old Preferred Stock (other than the Allowed Interests of Mr. Marguleas).
          Class 9A: Allowed Interests of Mr. Marguleas arising from
                    or relating to his Old Preferred Stock.
          Class 10: Allowed Interests of holders of Old Common Stock
                    (other than the Allowed Interests of Mr.
                    Marguleas).
          Class 10A:     Allowed Interests of Mr. Marguleas arising
                         from or relating to his Old Common Stock.
          Class 11: Allowed Interests of holders of Old Stock Rights and all Allowed Claims arising out of any such Old Stock Rights, including, without limitation, all Claims arising out of the rejection of Old Stock Rights.
          Class 12: Allowed Securities Claims.
          Class 13: Allowed Interests of holders of Sun Desert's
                    common stock.
          Class 14: Sun Desert's membership Interest in Coachella. Class 15: SWII's Interest in Sun World.
          Class 16: Intercompany Claims.

                             IV.

   GENERAL PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS

     A.   UNCLASSIFIED CLAIMS.
          1.   ADMINISTRATIVE CLAIMS.
               a.   GENERAL.
          Subject to the bar date provisions herein, Reorganized Sun
World shall pay to each holder of an Allowed Administrative Claim, on account of its Administrative Claim and in full satisfaction thereof, Cash equal to the allowed amount of such Administrative Claim, unless the holder agrees or shall have agreed to other treatment of such Claim. Payment on an Administrative Claim will not be made until such payment would have become due in the ordinary course of each Debtor's business or under the terms of the Claim in the absence of the Reorganization Cases.
               b.   PAYMENT OF STATUTORY FEES.
          On or before the Effective Date, all fees payable pursuant to 28 U.S.C. section 1930, as determined by the Bankruptcy Court at the hearing on Confirmation, shall be paid in Cash equal to the amount of such Administrative Claim.
               c.   BAR DATE FOR ADMINISTRATIVE CLAIMS.
                    (1)  GENERAL PROVISIONS.
          Except as provided below in paragraphs IV A 1c(3) and IV A
1c(4), respectively, for (i) non-tax liabilities incurred in the ordinary course of business by the Debtors in Possession and (ii) Post-petition Tax Claims, requests for payment of Administrative
Claims must be Filed and served on counsel for the Debtors, the Creditors' Committee and the Equity Committee and Reorganized Sun
World no later than (x) sixty (60) days after the Effective Date, or
(y) such later date, if any, as the Bankruptcy Court shall order upon application made prior to the end of such 60-day period. Holders of Administrative Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses and the holders of any Claims for federal, state or local taxes) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against any of the Debtors or Reorganized Sun
World, or any of their respective properties.
                    (2)  PROFESSIONALS.
          All professionals or other Persons requesting compensation or reimbursement of expenses pursuant to any of sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered on or before the Effective Date (including, without limitation, any compensation requested by any professional or any other Person for making a substantial contribution in the Reorganization Cases) shall File and serve on Reorganized Sun World an application for final allowance of compensation and reimbursement of expenses no later than
(i) sixty (60) days after the Effective Date, or (ii) such later date as the Bankruptcy Court shall order upon application made prior to the end of such 60-day period. Objections to applications of professionals for compensation or reimbursement of expenses must be Filed and served on Reorganized Sun World and the professionals to whose application the objections are addressed on or before the later of (x) ninety (90) days after the Effective Date and (y) thirty (30) days after such date as the Bankruptcy Court shall establish as the bar date for such applications. Any professional fees and reimbursements or expenses incurred by Reorganized Sun World subsequent to the Effective Date may be paid by Reorganized Sun World without application to the Bankruptcy Court.
                    (3)  ORDINARY COURSE LIABILITIES.
          Holders of Administrative Claims based on liabilities incurred in the ordinary course of the Debtors' business (other than Claims of governmental units for taxes or Claims and/or penalties related to such taxes) shall not be required to File any request for payment of such Claims. Such Administrative Claims shall be assumed and paid by Reorganized Sun World pursuant to the terms and conditions of the particular transaction giving rise to such Administrative
Claim, without any further action by the holders of such Claims.
                    (4)  TAX CLAIMS.
          All requests for payment of Post-petition Tax Claims, for which no bar date has otherwise been previously established, must be Filed on or before the later of (i) sixty (60) days following the Effective Date; and (ii) 120 days following the filing of the tax return for such taxes for such tax year or period with the applicable governmental unit. Any holder of any Post-petition Tax Claim that is required to File a request for payment of such taxes and that does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Post-petition Tax Claim against any of the Debtors, Reorganized Sun World, or any of their respective properties, whether any such Post-petition Tax Claim is deemed to arise prior to, on, or subsequent to, the Effective Date.
          2.   TREATMENT OF PRIORITY TAX CLAIMS.
          Except as otherwise agreed to by Reorganized Sun World and the applicable taxing agency, Reorganized Sun World shall pay to each holder of an Allowed Priority Tax Claim deferred Cash payments, over a period not exceeding six years from the date of assessment of such Claim, in an aggregate amount equal to the amount of such Allowed
Priority Tax Claim, plus interest from the Effective Date on the unpaid portion of such Allowed Priority Tax Claim (without penalty of any kind) at the rate prescribed below. Payment of the amount of each such Allowed Priority Tax Claim shall be made in equal semiannual installments payable on March 31 and September 30, with the first installment due on the first March 31 or September 30 after the latest of: (a) the Effective Date, (b) 30 days after the date on which an Order allowing such Priority Tax Claim becomes a Final Order, and (c) such other time or times as may be agreed to by the holder of such Claim and Reorganized Sun World. Each installment shall include interest on the unpaid portion of such Allowed Priority Tax Claim, without penalty of any kind, at the statutory rate of interest provided for such taxes under applicable nonbankruptcy law; provided, however, that Reorganized Sun World shall have the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Claim, in full, at any time on or after the Effective Date, without premium or penalty of any kind.
     B.   TREATMENT OF CLAIMS.
          1.   CLASS 1 (HANCOCK).
          Class 1 consists of the Claims of Hancock. Hancock is impaired under this Plan. The Debtors intend to recognize Hancock's
Claims as fully secured for purposes of this Plan.  On the Effective
Date, Reorganized Sun World and Hancock shall execute or shall have previously executed the New Hancock Credit Agreement, the New Hancock
Deed of Trust, the New Hancock Note and the other New Hancock
Documents. Pursuant to such documents, the Allowed Secured Claim of Hancock shall be satisfied as follows:
               a.   PAYMENTS ON THE EFFECTIVE DATE
          On or before the Effective Date, the Buyer shall pay
Hancock $2,000,000 in Cash (the "Hancock Cash Payment") which shall be applied to the original principal amount of the New Hancock Note. Additionally, as of the Effective Date, Hancock shall receive in Cash any adequate protection payments owed to it in the Reorganization
Cases at that time remaining unpaid.
               b.   TERMS OF THE NEW HANCOCK NOTE
          Hancock shall receive the New Hancock Note reflecting a principal indebtedness of approximately $95,000,000 (as of June 30, 1996), but which in any event shall be in an amount equal to the full amount of Hancock's Claims, including outstanding principal, fees, expenses and interest (calculated at 12.6% per annum from the date the Debtors defaulted on their pre-petition indebtedness to Hancock through the Effective Date) incurred during the Reorganization Cases less adequate protection payments paid during the Reorganization Cases and the amounts, if any, held in the Real Property Proceeds Account to the extent paid to Hancock as set forth in paragraph VIII K of the Plan. The Hancock Cash Payment shall be used to reduce the principal amount of the New Hancock Note. Interest on the New Hancock Note shall accrue at a non-default rate of 10.6% per annum and a default rate equal to the greater of (i) 12.6% per annum and (ii) 400 points over Credit Agricole's prime rate. Accrued interest shall be payable monthly, except that for so long as no default or event of default exists under the New Hancock Documents, accrued interest which would otherwise be payable during the Interest Deferral Period of each year shall be payable in two equal installments on August 31 and September
30 of each year. Interest so deferred shall earn interest, compounded monthly, at the rate applicable under the New Hancock Note, from the date it otherwise would have been payable until paid. Principal under the New Hancock Note, less the Hancock Cash Payment, shall be amortized prior to the maturity of the New Hancock Note as follows:
(i) during each of the first three years after the Effective Date, five percent (5%) of the initial principal amount of the New Hancock
Note (reduced as described above) shall be payable annually in three equal installments payable on March 31, August 31 and December 31 of each year, commencing with the first such date to occur following the Effective Date; (ii) during each of the fourth through tenth years after the Effective Date, seven and one half percent (7.5%) of the initial principal amount of the New Hancock Note (reduced as described above) shall be payable annually in three equal installments payable on the same dates; and (iii) the balance of all unpaid principal shall be repaid on the tenth anniversary of the Effective Date.
               c.   COLLATERAL SECURING THE NEW HANCOCK NOTE
          The New Hancock Note shall be secured by all of the real and personal property of Reorganized Sun World which was Hancock's pre-petition collateral to the extent not disposed of as of the Effective Date free of Hancock's liens, including, without limitation, a first lien on the keyman life insurance policies maintained by the Debtors on the life of Mr. Marguleas and a pledge of all of the outstanding shares of and guarantees by certain of the Subsidiaries, but not including Fairchild Acres. In addition, Reorganized Sun
World's indebtedness under the New Hancock Note shall be secured by
(i) a first lien on the Marguleas Rayo Water Rights, (ii) a lien on Reorganized Sun World's undivided fifty-percent (50%) interest in Blythe Ranch which is not encumbered in favor of Zenith, which lien shall be immediately junior to the lien granted to Credit Agricole on the Debtors' interest in Blythe Ranch and (iii) to the extent Hancock has a pre-petition lien on the stock of any Subsidiary, a lien on the otherwise unencumbered assets of such Subsidiary. Except as otherwise expressly set forth herein, Hancock's security interests on account of the New Hancock Note shall be of the same priority as Hancock's prepetition security interests. In addition, Hancock shall have (i) a first priority lien on any real property, in which the Debtors currently hold a leasehold interest, if and when Reorganized Sun World obtains fee title to such real property and (ii) a first priority lien on any personal property that would have been subject to Hancock's pre-petition liens had the Debtors obtained title to such property prior to the relevant Petition Date. However, the New Hancock Note shall not be secured by Fairchild Acres, and Hancock's pre-petition lien shall be terminated with respect to Fairchild Acres as of the Effective Date.
          The New Hancock Documents shall contain provisions, including affirmative and negative covenants with respect to, among other matters, the operation and preservation of Hancock's collateral.
               d.   SALE OF CERTAIN COLLATERAL
          All post-Effective Date sales of collateral on which Hancock has a first lien shall be subject to the prior written approval of Hancock, except for Cash sales of the Pre-identified
Assets for no less than the Required Minimums. Whenever a PreIdentified Asset is sold, Hancock shall receive the greater of (i) the Net Cash Proceeds thereof and (ii) ninety-five percent (95%) of the relevant Required Minimum. All Cash from the sale of Pre-Identified
Assets received by Hancock shall be applied to unpaid principal under the New Hancock Note in the inverse order of maturity thereof, except that if such Cash is received at a time when no default has occurred with respect to certain payments due under the New Hancock Note, or, if such a default has occurred, the overdue payment(s) have been made, all Cash paid to Hancock with respect to sales of the Pre-Identified Assets, up to a total of $30,000,000, on or before the third anniversary of the Effective Date shall be applied against principal fifty percent (50%) in the inverse order of maturity thereof and fifty percent (50%) in the order of principal payments as they become due
(but with no change to the principal amortization schedule). For purposes of the Plan, a Pre-Identified Asset shall be deemed to have been sold on or before the third anniversary of the Effective Date if
(1) the sale closes on or before such date, or (2) a contract for the sale of such Pre-Identified Asset has been executed and delivered, and an escrow has been opened, on or before such date, and such sale closes on or before the date that is six months after the date on which escrow was opened.
          If, as of the third anniversary of the Effective Date, Hancock has not received at least $25,000,000 in principal payments of Cash from sales of Pre-Identified Assets, Buyer shall pay to Hancock $2,000,000 to be applied against principal installments due under the New Hancock Note in the inverse order of their maturity (with no change in the principal amortization schedules).
               e.   RELEASE OF HANCOCK
          Hancock shall be entitled to receive a release of all Causes of Action which the Debtors hold, and a mutual release of all claims and causes of action relating to the Released Matters which other Plan Releasees hold, as set forth in paragraph VIII X.
               f.   EXECUTION OF DOCUMENTS
          The forms of the New Hancock Documents must be agreed upon by Cadiz and Hancock.
          2.   CLASS 2 (CREDIT AGRICOLE).
          Class 2 consists of the Claims of Credit Agricole. Credit Agricole is impaired under this Plan. The Debtors intend to recognize Credit Agricole's Claims as fully secured for the purposes of this Plan. On the Effective Date, Reorganized Sun World and Credit
Agricole shall execute the New Credit Agricole Credit Agreement, the
New Credit Agricole Deed of Trust, the New Credit Agricole Note and the other New Credit Agricole Documents. Pursuant to such documents, the Allowed Secured Claim of Credit Agricole shall receive the following treatment.
               a.   PAYMENTS ON THE EFFECTIVE DATE
                    (1)  On the Effective Date, the Buyer shall pay
Credit Agricole $1,500,000 in Cash (the "Credit Agricole Cash
Payment"). The Credit Agricole Cash Payment shall be applied to reduce the original principal amount of the New Credit Agricole Note.

                    (2)  On the Effective Date, the Buyer shall pay
to Credit Agricole an additional $2,000,000 in Cash, in consideration of the release by Credit Agricole of its security interest in Causes of Action being released by the Debtors ("Released Claims"), but which in any event shall not include those against Ernst & Young (the "Ernst
& Young Causes of Action"). Credit Agricole shall reduce the original principal amount of the New Credit Agricole Note, dollar for dollar, upon receipt of such $2,000,000 in Cash.
               b.   TERMS OF THE NEW CREDIT AGRICOLE NOTE
          Credit Agricole shall receive the New Credit Agricole Note reflecting a principal indebtedness of approximately $58,000,000 (as of June 30, 1996), but in any event in an amount equal to the full amount of Credit Agricole's Claims including outstanding principal, fees and expenses incurred during the Reorganization Cases, and interest at the default rate provided in Credit Agricole's prepetition loan documentation from the date of Debtors' default thereunder, less adequate protection payments paid during the Reorganization Cases and the amounts, if any, held in the Real
Property Proceeds Account to the extent paid to Credit Agricole as set forth in paragraph VIII K of the Plan. The Credit Agricole Cash
Payment and any Cash payment in respect of Credit Agricole's release of its security interest in the Released Claims shall be used to reduce the original principal amount of the New Credit Agricole Note. The New Credit Agricole Note shall be due and payable in full on the tenth anniversary of the Effective Date.
          Principal shall be amortized prior to maturity as follows:
(i) during each of the first three years after the Effective Date, five percent (5%) of the original principal amount of the New Credit Agricole Note (reduced as described above) shall be payable annually, in three equal installments, payable on the last Business Day of
March, August and December of each year, commencing with the first such date to occur following the Effective Date; and (ii) during each of the fourth through tenth years after the Effective Date, seven and one half percent (7.5%) of the original principal amount of the New Credit Agricole Note (reduced as described above) shall be payable annually, in three equal installments, payable on the same dates.
          Provided that no default or event of default exists,
interest under the New Credit Agricole Note shall be payable at an annual rate equal to LIBOR plus 300 basis points, calculated on the basis of a year of 360 days and for the actual number of days elapsed.
A single LIBOR interest period, as set forth in the New Credit
Agricole Documents and selected by Reorganized Sun World, shall apply to the entire outstanding principal balance under the New Credit Agricole Note. Interest shall be payable monthly in arrears on the last Business Day of each calendar month, commencing with the first such date after the Effective Date, except that, provided no default or event of default exists under the New Credit Agricole Documents, accrued interest that would otherwise be payable during the Interest Deferral Period of any year shall be payable (i) one-half on August 31 of that year and (ii) one-half on September 30 of that year. Interest so deferred shall earn interest, compounded monthly, at the rate applicable under the New Credit Agricole Note, from the date it would otherwise have been payable until the date it is actually paid. Upon the occurrence of any default, the New Credit Agricole Note shall bear interest at a per annum rate equal to the higher of (A) 12.6% and (B) Credit Agricole's prime rate plus 400 basis points.
               c.   COLLATERAL SECURING THE NEW CREDIT AGRICOLE NOTE
          The New Credit Agricole Note shall be secured by (i) substantially the same collateral which secured its pre-petition
Claims against the Debtors (to the extent that such collateral has not been disposed of prior to the Effective Date free of Credit Agricole's liens but not including Fairchild Acres); (ii) all other assets of Reorganized Sun World and its Subsidiaries (including former Debtors, if any) including, without limitation, (A) a lien on the Marguleas
Rayo Water Rights that is immediately junior to the lien thereon granted to Hancock, and (B) a first lien upon Reorganized Sun World's undivided fifty percent (50%) interest in the Blythe Ranch which is not encumbered in favor of Zenith; and (iii) a pledge by Cadiz of all of the capital stock of Reorganized Sun World; provided, however, that, effective as of the Effective Date, Credit Agricole shall release all of its security interests in the Released Claims.  Except as otherwise expressly set forth herein, Credit Agricole's security interests on account of the New Credit Agricole Note shall be at the same priority as Credit Agricole's pre-petition security interests. However, the New Credit Agricole Note shall not be secured by
Fairchild Acres, and Credit Agricole's pre-petition lien shall be terminated with respect to Fairchild Acres as of the Effective Date.
The New Credit Agricole Documents shall contain provisions relating to the prosecution and settlement by Reorganized Sun World of the Ernst
& Young Causes of Action consistent with Credit Agricole's retention of its security interest in those Causes of Action and in the proceeds thereof, including, without limitation, provisions granting Credit Agricole the right to approve or disapprove of any settlement of such Causes of Action.
          The New Credit Agricole Documents shall contain provisions, including affirmative and negative covenants, relating to the protection of Credit Agricole's interests.
               d.   SALE OF CERTAIN COLLATERAL
          Sales of Pre-Identified Assets shall be permitted on the conditions described above with respect to the New Hancock Documents and as provided in the New Credit Agricole Documents.
          If, as of the third anniversary of the Effective Date,
Hancock has not received at least $25,000,000 in principal payments as Net Cash Proceeds of sales of Pre-Identified Assets, Buyer shall pay to Credit Agricole, $2,000,000 in Cash to be applied against principal installments due under the New Credit Agricole Note in the inverse order of their maturity.
               e.   APPLICATION OF EXCESS CASH; MAINTENANCE OF A
                    MINIMUM CASH BALANCE
          "Excess Cash," as defined in the New Credit Agricole Documents, greater than that amount required to maintain the Minimum Cash Balance, at December 31 of each year, shall be paid to Credit Agricole on the fifth succeeding Business Day and applied to the principal due under the New Credit Agricole Note (i) fifty percent
(50%) to the payment of the installments of principal due thereunder in the order of their maturity and (ii) fifty percent (50%) to the payment of installments of principal due thereunder in the inverse order of their maturity.
          The Minimum Cash Balance shall be adjusted annually
pursuant to a schedule attached to the New Credit Agricole Documents.
 These adjustments include specified decreases in the Minimum Cash Balance resulting from the sale of Pre-Identified Assets.
               f.   RELEASE OF CREDIT AGRICOLE
          Credit Agricole shall be entitled to receive a release of
all Causes of Action which the Debtors hold, and a mutual release of all claims and causes of action relating to the Released Matters which other Plan Releasees hold, as set forth in paragraph VIII X.
               g.   EXECUTION OF DOCUMENTS
          The Forms of the New Credit Agricole Documents must be
agreed upon by Cadiz and Credit Agricole.
          3.   CLASS 3 (ZENITH).
          Class 3 consists of the Secured Claims and Unsecured
Claims, if any, of Zenith. Zenith is impaired under this Plan. The Plan represents a compromise of Zenith's Claims relating to, and ownership interests in, the Blythe Ranch. The treatment of Zenith's Claims shall be as follows: Zenith shall be treated as a lender with an Allowed Secured Claim in the original principal amount of two million five hundred seventy-five thousand dollars ($2,575,000)
secured by a first priority deed of trust on an undivided one-half interest in the Blythe Ranch. The Zenith secured claim shall be evidenced by a promissory note (the "New Zenith Note"). On the Effective Date, the Buyer, if it is Cadiz, shall issue eighty thousand (80,000) shares of Cadiz Common Stock to Zenith. In addition, Reorganized Sun World shall pay Zenith Cash in the amount of two hundred fifty thousand dollars ($250,000) and shall issue the New
Zenith Note to Zenith.  Payments of principal under the New Zenith note will be based on a ten year straight-line amortization. Interest under the New Zenith Note shall accrue at seven and seventy-five one hundredths percent (7.75%) per annum. The New Zenith Note may be prepaid in whole or in part at any time without penalty. No later than three years after the Effective Date, Reorganized Sun World or Cadiz shall be obligated to provide Zenith with additional collateral to the extent necessary to achieve a loan to value ratio acceptable to Zenith and Cadiz. Zenith shall be entitled to a release as set forth in paragraph VIII X 8. In exchange for the treatment described above, Zenith shall withdraw all proofs of claim it Filed against any Debtor and shall grant a release to the Plan Releasees as described in paragraph VIII X and the Zenith Settlement Agreement.
          4A.  CLASS 4A (WEYERHAEUSER).
          Weyerhaeuser's Allowed Secured Claim in the amount of $2.5 million, as fixed by the Weyerhaeuser Order, will be placed in Class
4A and shall be treated in accordance with the terms of the
Weyerhaeuser Order. The Allowed Class 4A Claim shall be paid in full through fully amortizing payments in the amount of $103,797.57 on the first Business Day of every month commencing with the month following the Effective Date and continuing through March 1, 1998, when the unpaid balance of Weyerhaeuser's Allowed Secured Claim is due and payable in full. Payments on account of the Class 4A Allowed Claim shall include interest payable monthly in arrears on the principal amount of such Claim at the rate of ten percent (10%) per annum from the Effective Date. Therefore, Class 4A is unimpaired and will not be entitled to vote on the Plan. Weyerhaeuser's Allowed Unsecured Claim shall be classified in Class 8 and treated on a Pro Rata basis with the other Allowed Unsecured Claims in such Class.
          4B.  CLASSES 4B ET SEQ. (OTHER SECURED CLAIMS).
          All Secured Claims that are not included in any of Classes
1, 2, 3 and 4A (defined in the Plan as the Other Secured Claims) shall be classified in Classes 4B et seq. These classes will be further divided into subclasses designated by letters of the alphabet (Class
4B, Class 4C, and so on), so that each holder of an Other Secured
Claim is in a Class by itself, except to the extent that there are
Other Secured Claims that are substantially similar to each other and may be included within a single Class. The Debtors shall File a schedule of each Other Secured Claim on or before twenty (20) days prior to the commencement of the Confirmation Hearing. Each Allowed Other Secured Claim will be treated as follows: Either (a) the Plan shall leave unaltered the legal, equitable and contractual rights to which such Claim entitles the holder; (b) (i) the Debtors shall cure any default with respect to such Claim that occurred before or after the relevant Petition Date, (ii) the maturity of such Claim shall be reinstated as such maturity existed before any such default, (iii) the holder of such Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the holder on any right to accelerate its Claim, and (iv) the legal, equitable, and contractual rights of such holder will not otherwise be altered; (c) such Claim shall receive such other treatment as the holder shall consent to; or
(d) all of the collateral for such Claim shall be surrendered by the Debtors to the holder of such Claim on the Effective Date or as soon as practicable thereafter. The holder of each Allowed Other Secured Claim which is treated as set forth in clause (a), (b), (c) or (d) of this paragraph will be unimpaired and will not be entitled to vote for or against the Plan.
          5.   CLASS 5 (PRIORITY UNSECURED CLAIMS).
          Class 5 consists of Allowed Unsecured Claims against the Debtors entitled to priority in accordance with 11 U.S.C. 507(a)
(other than Priority Tax Claims), including, without limitation, (a) Unsecured Claims for accrued employee compensation earned within 90 days prior to the relevant Petition Date, to the extent of $2,000 per employee in the cases of SWII and Sun World and $4,000 per employee in the cases of Sun Desert and Coachella (less any post-petition payments made on account of any such Claim prior to the Effective Date); and
(b) contributions to employee benefit plans arising from services rendered within 180 days prior to the relevant Petition Date, but only, with respect to any such plan, to the extent of an amount equal to (i) the number of employees covered by such plan multiplied by
$2,000 in the cases of SWII and Sun World and $4,000 in the cases of
Sun Desert and Coachella, less (ii) the sum of (A) the aggregate amount paid to such employees under section 507(a)(3) of the
Bankruptcy Code, plus (B) the aggregate amount paid by the estate on behalf of such employees to any other employee benefit plan. Class 5 is not impaired and therefore is not entitled to vote to accept or reject the Plan. Reorganized Sun World shall pay, in full in Cash, each Allowed Class 5 Claim that has not been paid prior to the
Effective Date, on the later of (x) the Effective Date, or as soon as practicable thereafter, and (y) the date such payment would have become due in the ordinary course of Debtors' business or under the terms of the Claim in the absence of the Reorganization Cases.
          6.   CLASS 6 (UNSECURED NON-PRIORITY CLAIMS OF $250.00 OR
               LESS).
          Class 6 consists of Non-Priority Allowed Unsecured Claims against the Debtors in an amount equal to, reduced to, or less than, two hundred fifty dollars ($250.00). The Allowed Unsecured Claims in Class 6 shall be treated as follows: On the Effective Date or as soon as practicable thereafter, the Buyer shall cause to be paid to each member of this Class, from funds provided by the Buyer, Cash in the amount of one hundred percent (100%) of its Claim in full and final satisfaction of such Claim. This Class is unimpaired and will not be entitled to vote on the Plan. Holders of Allowed Unsecured Claims in excess of $250 who elect to reduce their Claim to $250 must check the appropriate box on the ballot. Failure to so timely elect will cause a Claim to be treated as set forth in Class 8.
          7.   CLASS 7 (GROWER CLAIMS).
          Class 7 consists of Allowed Claims against the Debtors that constitute Grower Claims. On the Effective Date or as soon as practicable thereafter, each holder of a Grower Claim in this Class, which has not previously been paid in full, shall receive Cash in the amount of one hundred percent (100%) of its Claim in full and final satisfaction of such Claim. This Class is unimpaired and will not be entitled to vote on the Plan.
          8.   CLASS 8 (UNSECURED NON-PRIORITY CLAIMS IN EXCESS OF
               $250.00).
          Class 8 consists of Allowed Unsecured Claims against the Debtors that are not classified in any other Class, including, without limitation, Claims of trade creditors for goods and services provided prior to the Petition Date and Claims arising from the rejection of executory contracts or unexpired leases. On the Effective Date or as soon as practicable thereafter, the Buyer shall cause to be paid to each holder of an Allowed Class 8 Claim, from funds provided by the Buyer, Cash in an amount equal to sixty percent (60%) of such holder's Allowed Class 8 Claim in full and final satisfaction of such Claim. Prior to or on the Effective Date, the Buyer shall deposit $15,000,000 into an interest-bearing trust account held by the Buyer for the sole purpose of providing funds for payment of Allowed Class 8 Claims (the "Unsecured Claims Reserve Account "). If the Cash payments to be made to holders of Allowed Class 8 Claims exceed the initial $15,000,000 provided by the Buyer, the Buyer shall deposit additional funds into the Unsecured Claims Reserve Account as and when required, and in an amount sufficient, to pay all Allowed Class 8 Claims. Upon determination that a Class 8 Claim is Allowed, the Buyer shall promptly transfer funds sufficient to pay such Claim from the
Unsecured Claims Reserve Account into a trust account held by Reorganized Sun World for the sole purpose of making payments to satisfy Allowed Class 8 Claims (the "Unsecured Claims Disbursement Account "). Reorganized Sun World shall then make payments to the holders of such Allowed Class 8 Claims from the funds in the Unsecured Claims Disbursement Account. If at any time the undisbursed balance of funds deposited by the Buyer into the Unsecured Claims Reserve Account exceeds the maximum unpaid amount payable on account of Class
8 Claims, including all Disputed Claims at the full amount asserted, the Buyer may withdraw such excess funds from the Unsecured Claims Reserve Account, plus the pro rata portion of interest earned on the funds in such account.
          Both the Unsecured Claims Reserve Account and the Unsecured Claims Disbursement Account shall be free and clear of all liens and security interests. Holders of Allowed Class 8 Claims shall have recourse to Reorganized Sun World for payments required by the Plan on account of their Claims. Reorganized Sun World shall have recourse to the Buyer for the full amount payable under the Plan on account of all Allowed Class 8 Claims. Credit Agricole, for the benefit of
Reorganized Sun World in the event that Reorganized Sun World provides funds to the Unsecured Claims Disbursement Account or otherwise makes payment on account of Allowed Class 8 Claims, shall have recourse to the Buyer for the amount provided or paid. Each holder of a Class 8 Claim shall have recourse to the Buyer for the full amount payable under the Plan on account of such holder's Claim.
          Holders of Allowed Class 8 Claims shall not be entitled to receive in respect of their Claims either (x) interest which would have accrued on or after the relevant Petition Date but for the commencement of the Reorganization Cases or (y) post-Confirmation interest, except as set forth in paragraph VIII R 2 below.
          All payments to holders of Allowed Class 8 Claims are
subject to the limitation that no such holder will receive under the Plan, in respect of such holder's Allowed Class 8 Claim, an aggregate amount in excess of the Allowed amount of such Claim.
     C.   INTERESTS.
          1. CLASS 9 consists of the Interests of holders of Old Preferred Stock of SWII other than Mr. Marguleas. Class 9 is impaired under the Plan. The holders of Allowed Class 9 Interests shall receive a share of the Equity Cash Payment as set forth in paragraph
IV C 5 below.            In the event Class 9 does not accept the Plan,
then (x) no holder of any Interest junior to the Allowed Class 9 Interests and Allowed Class 9A Interests shall receive or retain any interest or property under the Plan, and (y) the holders of Allowed Class 9 Interests and Allowed Class 9A Interests shall not receive or retain any interest or property under the Plan until the holders of Allowed Class 8 Claims receive property equal in value to the full Allowed Amount of their Claims.
          2. CLASS 9A consists of the Interests of Mr. Marguleas resulting from his ownership of Old Preferred Stock. Class 9A is impaired under the Plan. Class 9A shall be treated as set forth in paragraph IV C 6 below. For purposes of this Plan, Class 9A has equal priority with Class 9.
          3. CLASS 10 consists of the Interests of holders of Old Common Stock in SWII other than Mr. Marguleas. Class 10 is impaired under the Plan. The holders of Allowed Interests in Class 10 shall receive a share of the Equity Cash Payment as set forth in paragraph
IV C 5 below.            In the event Class 10 does not accept the Plan,
then (x) no holder of any Interest junior to the Allowed Class 10 Interests and Class 10A Interest shall receive or retain any interest or property under the Plan, and (y) the holders of Allowed Class 10 Interests and Allowed Class 10A Interests shall not receive or retain any interest or property under the Plan until the holders of Allowed Class 8 Claims, Allowed Class 9 Interests and the Allowed Class 9A Interests receive property equal in value to the full Allowed Amount of their Claims and the liquidation preference and any lawful and valid accrued and unpaid dividends on such Interests, respectively.
          4. CLASS 10A consists of the Interests of Mr. Marguleas resulting from his ownership of Old Common Stock. Class 10A is impaired under the Plan. Class 10A shall be treated as set forth in paragraph IV C 6 below. For purposes of this Plan, Class 10A has equal priority with Class 10.
          5. COMPROMISE WITH MINORITY SHAREHOLDERS. The Plan constitutes a compromise of (i) all Causes of Action which the Debtors have against holders of Allowed Class 9 Interests and Allowed Class 10 Interests, (ii) all Interests of holders of Allowed Class 9 and
Allowed Class 10 Interests and (iii) the claims and causes of action held or asserted by the Required Consenting Interest Holders against Plan Releasees relating to the Released Matters, except for those claims and causes of action set forth in Exhibit "A" which are preserved by the applicable Required Consenting Interest Holder and are not deemed compromised under the Plan. The claims and causes of action of holders of Allowed Class 9 and Allowed Class 10 Interests, other than the Required Consenting Interest Holders, against Plan Releasees relating to the Released Matters shall be released to the extent such holders enter into releases as set forth in paragraph VIII
X. Under the Plan, on the Effective Date, the Buyer shall pay, or shall provide funds to Reorganized Sun World with which it will pay on the Effective Date, a total of $3,000,000 in Cash (the "Equity Cash Payment") to the holders of Allowed Interests in Class 9 and Class 10. Each of Class 9 and Class 10 shall receive one-half, or $1,500,000, of the Equity Cash Payment which shall be shared Pro Rata among the members of each such Class.
          Each holder of an Allowed Class 9 Interest or an Allowed
Class 10 Interest who accepts the Plan shall be entitled to receive a release of all Causes of Action which the Debtors have, or may have, against them and any of their related or affiliated entities, and a mutual release of all claims and causes of action relating to the Released Matters which the Plan Releasees have, or may have, against them and any of their related or affiliated entities, except for the claims and causes of action set forth on Exhibit "A", as set forth and subject to the limitations in paragraph VIII X.
          6. COMPROMISE WITH MR. MARGULEAS. The Plan constitutes a compromise of all Causes of Action which the Debtors have against Mr. Marguleas and related entities controlled by him and of all Claims and Interests which Mr. Marguleas and related entities controlled by him have in or against the Debtors. Under the Plan, Classes 9A and 10A shall receive the following cumulative treatment:
               a. Prior to the Effective Date, Mr. Marguleas shall cause the Marguleas Family Partnership to grant to Cadiz an option to purchase the Marguleas Rayo Water Rights for one million five hundred thousand dollars ($1,500,000) and shall have received Cash in the amount of five hundred thousand dollars ($500,000 dollars) in exchange for such option, which amount shall be applied against the purchase price. The remainder of the purchase price for the Marguleas Rayo Water Rights shall be payable in one hundred eighty-one thousand, eight hundred eighteen (181,818) shares of Cadiz common stock. If Cadiz exercises its option and purchases the Marguleas Rayo Water
     Rights, Cadiz shall immediately contribute the Marguleas Rayo
     Water Rights to Reorganized Sun World.
               b. Mr. Marguleas shall receive eight hundred twenty-nine thousand ninety (829,090) shares of Cadiz common stock.
               c. Mr. Marguleas shall enter into an employment agreement with Reorganized Sun World for a period of three (3) years following the Effective Date, under which Mr. Marguleas will be entitled to receive compensation in the amount of $175,000 per year for services described in said agreement.
               d. Mr. Marguleas and all entities he controls (including, without limitation, Fairchild Acres) shall withdraw all proofs of claim they Filed against any of the Debtors.
               e. Mr. Marguleas and the entities he controls which are in the business of growing crops as of the Effective Date shall enter into marketing agreements with Reorganized Sun World for a period of five (5) years following the Effective Date.
               f. If Mr. Marguleas accepts the Plan, he and all entities he controls as of the Effective Date shall be entitled to receive (i) a release of all Causes of Action which the Debtors hold, subject to the vesting requirements set forth in paragraph VIII X 7, and (ii) a mutual release of all claims and causes of action relating to the Released Matters which other
     Plan Releasees hold, except as set forth on Exhibit "A", as set forth, and subject to the limitations, in paragraph VIII X; provided, however, pursuant to this Plan, Mr. Marguleas shall not be deemed to release any claims or causes of action set forth on Exhibit "A".
          7. CLASS 11 consists of Interests of holders of Old Stock Rights and all Claims arising out of any such Old Stock Rights, including, without limitation, all Claims arising out of the rejection of Old Stock Rights. The holders of Allowed Class 11 Interests, if any, shall not receive any interests or property on account of their Interests. The Debtors do not believe that any Class 11 Interests exist.
          8. CLASS 12 consists of Securities Claims. The holders of Allowed Class 11 Interests, if any, shall not receive any interests or property on account of their Interests. The Debtors do not believe that any Class 12 Interests exist.
     D.   OTHER INTERESTS AND INTERCOMPANY CLAIMS
          1. Class 13 consists of SWII's 100% ownership Interest in Sun Desert. SWII will retain its ownership in Sun Desert.
Therefore, this Class is unimpaired and shall not be entitled to vote for or against the Plan.
          2. Class 14 consists of Sun Desert's membership Interest in Coachella. Sun Desert will retain its membership Interest in Coachella. Therefore, this Class is unimpaired and shall not be entitled to vote for or against the Plan.
          3. Class 15 consists of SWII's 100% ownership Interest in Sun World. Pursuant to the Plan, SWII and Sun World will be merged. Therefore, this Class is not impaired and shall not be entitled to vote for or against the Plan.
          4.   Class 16 consists of holders of Intercompany Claims.
The holders of Intercompany Claims in Class 16 shall not receive or retain any property on account of these Claims; nor shall these Claims be voted for or against the Plan. All Intercompany Claims shall be cancelled under the Plan, including such Claims asserted by non-debtor Subsidiaries against any Debtor, as though all such entities had commenced chapter 11 cases and the Plan substantively consolidated their estates. Sun World shall request the Bankruptcy Court to find that such treatment of Intercompany Claims does not alter or adversely affect the rights of the holders of these Claims.

                               V.

                            OVERBID

     A.   Overbid Procedure.
          1. Any overbid by a potential Buyer must (i) be presented to the Debtors, the Creditors' Committee, the Equity Committee, Mr. Marguleas, Hancock and Credit Agricole no later than ten (10) Business Days prior to the scheduled commencement of the Confirmation Hearing, and (ii) be accompanied by evidence of such Buyer's ability to consummate the Sale and to timely perform (or cause the timely performance of) all obligations owed to the holders of Claims and Interest of all Classes under the Plan (an "Overbid"). Without limiting the other provisions of this Article, the Bankruptcy Court shall not approve an Overbid unless (i) the Bankruptcy Court determines that the Overbid has an aggregate value of at least $2,000,000 more than the Cadiz Offer; (ii) the Buyer has the ability to consummate the Sale and to timely perform its obligations under the Plan; (iii) the Buyer offers Hancock and Credit Agricole treatment identical to that offered them under (A) paragraphs IV B 1 and IV B 2, respectively, and (B) the forms of New Hancock Documents and New Credit Agricole Documents, respectively, unless they otherwise consent to different treatment; and (iv) acceptance of the Overbid is in the best interests of these estates.
          2. The Bankruptcy Court shall be required to find that any Overbid meets the "feasibility test" set forth in Bankruptcy Code section 1129(a)(11), including, without limitation, (i) that Reorganized Sun World will have sufficient working capital for its operations without having to subordinate Credit Agricole's or Hancock's liens or security interests to any new lender and (ii) that such Overbid provides Hancock and Credit Agricole adequate assurance of Reorganized Sun World's future performance of its obligations to such lenders.
          3. If there is a successful Overbid, Cadiz shall consummate the purchase of Reorganized Sun World in accordance with the terms of the last Offer made by Cadiz at the Confirmation Hearing in the event the Bidder fails to consummate the purchase provided that the Confirmation of the Plan under which Cadiz is the Buyer shall occur on or before August 15, 1996.
          4. If Cadiz has not withdrawn the Cadiz Offer, Cadiz is not in default under the Plan Support Agreement, a successful Overbid is made and the Bidder consummates the purchase of Reorganized Sun World, then the Debtors shall reimburse Cadiz for its reasonable and actual third-party charges up to $750,000 incurred in connection with the preparation and pursuit of the Cadiz Offer, including, without limitation, attorneys' fees, investment banking fees and accounting fees and expenses, but not including any charge for the time and services of Cadiz employees.
          5. If an Overbid is presented pursuant to the terms of paragraph V A 1, the Confirmation Hearing shall proceed with respect to consideration of the Cadiz Offer and the Overbid and the Debtors will request that the Bankruptcy Court take all actions necessary to Confirm the Plan other than (i) giving final approval of the Overbid and the credit-worthiness of the party making the Overbid and (ii) determining whether any portion of the Overbid should be allocated to holders of Claims in Class 1 and Class 2. Further, unless the Court determines that Cadiz shall be the Buyer, the Debtors will request that the Court continue the Confirmation Hearing as to the Overbid and allocation of any portion of the Overbid to holders of Claims in Class 1 and Class 2 for ten (10) Business Days. In the event the allocation of any Overbid has not been determined by the Bankruptcy Court at the time the Plan is otherwise capable of being confirmed, the Plan may be confirmed with the party making the Overbid as the Buyer and the Court shall thereafter hold appropriate proceedings to allocate the Overbid. In such event, each party in interest shall be entitled to assert that all or any part of the Overbid (other than any portion payable to Cadiz as expense reimbursement in accordance with the Plan) shall be distributed to it.
     B.   DISTRIBUTION OF NET OVERBID.
          In the event of a successful Overbid, the following provisions shall apply:
          1. Holders of Allowed Class 8 Unsecured Claims shall receive Pro Rata (x) seventy-five percent (75%) of any Net Overbid until holders of Allowed Class 8 Claims have received eighty-five percent (85%) of the Allowed Amount of such Claims, not including any post-petition interest, and (y) fifty percent (50%) of the amount of any Net Overbid after holders of Allowed Class 8 Claims have received at least eighty-five percent (85%) of the Allowed Amount of such Claims, until such Claims are paid in full, excluding post-petition interest.
          2. Holders of Allowed Class 9 Interests and Class 10 Interests shall collectively receive fifty percent (50%) of the amount of any Net Overbid which is not paid to holders of Allowed Claims in Class 8. Any amount payable to Class 9 and Class 10 on account of an Overbid shall be allocated as follows: (i) Class 10 shall receive the first $1,500,000, which amount shall be shared Pro Rata by the members of Class 10 and (ii) any amount in excess of $1,500,000 shall be allocated fifty percent (50%) to Class 9 and fifty percent (50%) to Class 10, with the portion allocated to each Class being shared Pro Rata by the holders of Allowed Interests in such Class.
          3. Mr. Marguleas, as the holder of the Class 9A and Class 10A Interests, shall receive fifty percent (50%) of the amount of any Net Overbid which is not paid to holders of Allowed Claims in Class 8.

                              VI.

              INDIVIDUAL HOLDER PROOFS OF INTEREST

          The Debtors have Scheduled as undisputed and non-contingent the number of issued and outstanding shares of Old Common Stock and Old Preferred Stock represented by Classes 9, 9A, 10 and 10A under the Plan as of the Petition Date. Accordingly, individual holders of Interests in Classes 9, 9A, 10 and 10A are not required to File proofs of Claims or Interests unless they disagree with the number of shares Scheduled by the Debtors with respect to their Interests or assert Claims other than Interests based on ownership of the Old Common Stock and Old Preferred Stock.

                              VII.
     TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          All pre-petition contracts and unexpired leases to which any Debtor is a party and which are not (i) assumed on or before the Confirmation Date, or (ii) the subject of a Filed motion to assume as of the Confirmation Date, shall be deemed rejected. The Confirmation Order shall state that such pre-petition contracts and unexpired leases are deemed rejected under the Plan.
          Any monetary defaults under an executory contract or unexpired lease to be assumed shall be cured, pursuant to section 365(b)(1) of the Bankruptcy Code, in one of the following manners:
(i) by payment of the defaulted amounts in Cash on the Effective Date or as soon thereafter as practicable, unless such defaulted amounts have previously been paid; or (ii) on such other terms as may be agreed to by Reorganized Sun World and the non-Debtor party(ies) to such executory contract or unexpired lease. In the event of a dispute with any non-Debtor party regarding (1) the amount of any cure payments required to be made, (2) the ability of Reorganized Sun World to provide adequate assurance of future performance under the contract or lease to be assumed, or (3) any other matter pertaining to assumption (or assumption and assignment), the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made within ten
(10) Business Days following the entry of a Final Order resolving the dispute and approving assumption.
          Any Claim for damages arising from the rejection of an executory contract or unexpired lease or claims for cure or compensation arising from its assumption must be Filed within thirty
(30) days after the order of the Bankruptcy Court approving such rejection becomes a Final Order or be (i) forever barred and unenforceable against any of the Debtors, their Estates, and Reorganized Sun World and their respective properties, and (ii) barred from receiving any distribution under the Plan.

                             VIII.
       MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN

     A.   OVERVIEW OF PLAN IMPLEMENTATION.
          Upon Confirmation of the Plan, all of the New Common Stock and the Old Securities, to the extent the holders of such Old
Securities agree to sell their Old Securities, will be sold to the Buyer. Under the Cadiz Offer, Cadiz will purchase all of the New
Common Stock and the Old Securities, to the extent that the holders of such Old Securities agree to sell their Old Securities to Cadiz (with any remaining Old Securities being cancelled), such that Reorganized
Sun World will become a wholly-owned subsidiary of Cadiz. To the extent Old Securities are sold to the Buyer, the Plan shall be implemented by the Plan Implementation Agreement executed by the Buyer, the Debtors and the holders of Old Securities who agree to sell their Old Securities. No later than the Effective Date, the Buyer shall fund, from its own sources: (i) the Equity Cash Payment; (ii) the Hancock Cash Payment, the Credit Agricole Cash Payment, and the additional $2,000,000 Cash payment to Credit Agricole described above;
(iii) the $15,000,000 deposit into the Unsecured Claims Reserve
Account; (iv) the amounts required to pay Allowed Class 6 Claims; and
(v) $15,000,000 as a Capital Contribution for Reorganized Sun World's working capital purposes.
     B.   DISTRIBUTIONS.
          For purposes of the Plan, all distributions on account of Allowed Claims and Allowed Interests shall be payable to the record holders of such Claims and Interests as of the Record Date. Subject to the provisions of the Plan, and except as otherwise provided herein, property to be distributed hereunder to an impaired Class shall be distributed on or as soon as practicable after (i) the Effective Date, to each holder of a Claim or an Interest in that Class that is an Allowed Claim or an Allowed Interest as of the Effective
Date, and (ii) the Order of the Bankruptcy Court allowing such Claim or Interest becomes a Final Order, to each holder of an Allowed Claim or an Allowed Interest of that Class that is allowed after the Effective Date, to the extent allowed. Property to be distributed under the Plan to a Class that is not impaired or on account of a Claim of a kind described in Bankruptcy Code section 507(a)(1) shall be distributed on the later of (x) the date specified in the preceding clauses (i) and (ii) applicable to the Claims or Interests and (y) the date on which the distribution to the holder of the Claim would have been due and payable in the ordinary course of business or under the terms of the Claim in the absence of the Reorganization Cases. Notwithstanding any other provision of the Plan, the Buyer, the Debtors and Reorganized Sun World shall not be obligated to make any distribution with respect to any unclassified Claim, any Allowed Claim in Class 6 or Class 8, or any Allowed Interest in Class 9, 9A, 10 or
10A other than in the hands of the holders shown on the books and records of the Debtors as of the date hereof, until the earlier of:
(a) the Buyer determining that it will not assert any objection to allowance of the Claim or Interest, and (b) the deadline for the Filing of any such objection passes without such an objection being Filed.
     C.   PRO RATA DISTRIBUTION.
          Where the Plan provides for Pro Rata distribution, the property to be distributed to each of Classes 8, 9 and 10 under the Plan shall be divided Pro Rata among the holders of Allowed Claims or Allowed Interests of the relevant Class. Solely for the purpose of applying the definition of "Pro Rata" to the distributions within such
Classes: (i) the amount of the Claims in Class 8 shall be the Allowed Amounts of such Claims determined as of the relevant Petition Date, and (ii) the "amount" of an Allowed Interest in Class 9 or 10 shall be the number of shares held by the holder of the Interest in Class 9 or 10, as applicable, as of the Record Date.
     D.   TERMINATION OF CONTRACTUAL SUBORDINATION RIGHTS.
          Any right of a creditor of the Debtors to enforce a contractual subordination provision, any right arising out of any such subordination provision and any right to receive from the legal or beneficial holder of any Claim the consideration distributed under the Plan to such holder, will terminate upon the Effective Date. The distribution to any Class containing the Claims of beneficiaries of such subordination provisions shall be in full satisfaction of any such subordination rights. Nothing in this paragraph shall affect the right of any party to seek to have any Claim or Interest subordinated on equitable grounds.
          The relative priority and scope of the liens of Hancock and Credit Agricole, with respect to the assets of the Debtors and the Subsidiaries, which existed as of the Filing Date will be preserved under the Plan, except as expressly set forth in the Plan to the contrary.
     E.   SUBSTANTIVE CONSOLIDATION.
          The Plan provides for substantive consolidation of the estates of all of the Debtors. All assets and liabilities of all of the Debtors shall be treated as if the Debtors were merged into a single entity for purposes of distributions under the Plan. All claims against any Debtor held by any Subsidiary shall be cancelled;
all guarantees of any Debtor of the payment, performance or collection of an obligation of any other Debtor shall be eliminated and cancelled; any obligation of any Debtor for a Claim and the obligation of any other Debtor for the same Claim shall be treated as a single obligation against the consolidated estate; and all joint obligations of two or more Debtors and all multiple Claims against such entities on account of such joint obligations shall be treated as a single
Claim against the consolidated estate, in each case, except as otherwise expressly provided in the Plan, and except that the obligations of any Subsidiary to Hancock or Credit Agricole under any Claim or guaranty shall not be cancelled under the Plan, but shall be deemed to be modified or amended as set forth in the New Hancock
Documents and the New Credit Agricole Documents.
          Pursuant to the Plan, SWII will merge with and into Sun
World on the Effective Date, with the surviving corporation having the name of "Sun World International, Inc." Reorganized Sun World will determine whether to merge Sun Desert with and into Reorganized Sun
World or to maintain its separate corporate existence. Any such merger will be in accordance with applicable non-bankruptcy law.
Reorganized Sun World will also determine whether to liquidate
Coachella or to maintain its separate existence. The disposition of Sun Desert and Coachella might not be determined until after the Effective Date, and is not a condition to Confirmation.
     F.   CANCELLATION OF OLD SECURITIES AND RELATED AGREEMENTS.
          Except for Old Securities purchased pursuant to the Plan Implementation Agreement, on the Effective Date, the Old Securities and the Old Stock Rights, and all obligations of the Debtors under any of the foregoing, shall be terminated, canceled and extinguished.
     G.   NEW CREDIT AGRICOLE CREDIT AGREEMENT, NEW CREDIT AGRICOLE
          DEED OF TRUST AND NEW CREDIT AGRICOLE NOTE; NEW HANCOCK
          CREDIT AGREEMENT, NEW HANCOCK DEED OF TRUST AND NEW HANCOCK
          NOTE.
          1.   On the Effective Date, (i) Reorganized Sun World,
Credit Agricole and any other parties thereto will enter into the New
Credit Agricole Credit Agreement, the New Credit Agricole Deed of
Trust and the New Credit Agricole Note and the other New Credit
Agricole Documents, and (ii) Reorganized Sun World, Hancock and any other parties thereto will enter into the New Hancock Credit
Agreement, the New Hancock Deed of Trust, the New Hancock Note and the other New Hancock Documents. The New Credit Agricole Documents and the New Hancock Documents shall be deemed to have been entered into as of the Effective Date.
          2. Any Debtor, the Creditors' Committee or any holder of a Class 8 Claim shall have the right, provided that notice of objection is given in accordance with the following paragraph VIII G
3, to contend at the Confirmation Hearing that the satisfaction of a condition (a "Lender's Condition") that (i) is required to be satisfied on or before the Effective Date under the New Hancock Credit Agreement or the New Credit Agricole Credit Agreement (whether or not denominated therein as a "condition precedent" to the Effective Date) and (ii) is not expressly required by the Plan itself, would result in treatment of a Class 8 Claim that would violate section 1123(a)(4) of the Bankruptcy Code (an "Invalid Condition").
          3. Objection to any allegedly Invalid Condition shall be given as follows:
               a. Not later than the date that is twenty (20) days prior to the deadline set by the Bankruptcy Court for balloting on the Plan (the "Balloting Deadline"), any holder of a Class 8 Claim who wishes to review drafts of the proposed New Hancock Credit Agreement and New Credit Agricole Credit Agreement shall deliver a written request to Hancock or Credit Agricole, as the case may be, for copies of such drafts.
               b. Not later than the date that is fifteen (15) days prior to the Balloting Deadline, Hancock and Credit Agricole shall each serve copies of drafts of the proposed New Hancock Credit
Agreement and New Credit Agricole Credit Agreement, respectively, by overnight mail, facsimile or hand delivery on (i) the Debtor, (ii) the Creditors' Committee and (iii) each holder of a Class 8 Claim who has delivered to it a timely written request for such copies. Each recipient of such copies shall have ten (10) days from the date of service thereof to file a written objection with the Bankruptcy Court and serve a written notice of such objection, by hand or by telecopier, on Hancock and Credit Agricole, that such party objects to one or more Lender's Conditions contained in those documents on the grounds, and solely on the grounds, that they constitute Invalid
Conditions (any Lender's Condition identified in any objection filed and served in accordance with this paragraph VIII G 3, a "Protested Condition").
          4. Upon receipt of service of notice identifying one or more Protested Conditions, Hancock and/or Credit Agricole, as the case may be, shall have the right (i) at any time prior to the conclusion of the Confirmation Hearing, to modify the Protested Condition in a manner mutually acceptable to Hancock and/or Credit Agricole, as applicable, to Cadiz, and to the party(ies) that gave the notice(s) objecting to such Protested Condition(s), so that all objections thereto are withdrawn, (ii) at any time prior to the conclusion of the Confirmation Hearing, to waive satisfaction of the Protested
Condition(s) (in which case all objections thereto shall be deemed to have been withdrawn), and/or (iii) to contend at the Confirmation
Hearing that any such Protested Condition is not an Invalid Condition.
          5. If Hancock and/or Credit Agricole, as applicable, disputes the status of any Protested Condition as an alleged Invalid Condition under Clause (iii) of paragraph VIII G 4 and if the Bankruptcy Court, at the Confirmation Hearing, nonetheless finds that any such Protested Condition is an Invalid Condition, (i) such Protested Condition (a) if it can be modified so that it does not constitute an Invalid Condition, shall be modified by the Bankruptcy
Court to the minimum extent necessary so that the Protested Condition does not constitute an Invalid Condition, and, as so modified, shall remain a Lender's Condition, or (b) if it cannot be so modified, shall be deemed to be deleted from the New Hancock Credit Agreement or New
Credit Agricole Credit Agreement, as applicable, and (ii) the Plan, if otherwise confirmable, may be confirmed over the objection of Hancock and/or Credit Agricole, as applicable, that such Protested Condition did not constitute an Invalid Condition.
          6. Except as expressly provided in this Section VIII G, no modification, whether material or immaterial, may be made to any of the New Hancock Documents or the New Credit Agricole Documents without the express consent of Hancock or Credit Agricole.
     H.   CHANGES OF CORE BUSINESS AND SALES OF PROPERTY.
          The New Hancock Credit Agreement and the New Credit
Agricole Credit Agreement shall permit the Debtors to sell the PreIdentified Assets on the terms of such agreements. The Debtors shall not change their core business without the prior consent of Hancock and Credit Agricole until the indebtedness under the New Credit
Agricole Note and the New Hancock Note has been paid in full.
     I.   WORKING CAPITAL.
          Funds for working capital, in the amount of $15,000,000, shall be provided to Reorganized Sun World by the Buyer as a Capital Contribution. In no case shall the liens or security interests of Hancock or Credit Agricole, respectively, be subordinated to any new lenders without, as the case may be, Credit Agricole's or Hancock's consent.
     J.   COMMITTEES.
          On the Effective Date, both the Creditors' Committee and the Equity Committee shall be dissolved and the members of such committees shall be released and discharged from all further rights and duties arising from or related to the Reorganization Cases. The professionals retained by such committees and the members thereof shall not be entitled to compensation or reimbursement of expenses incurred for services rendered after the Effective Date other than for services rendered pursuant to the Plan or in connection with other activities reserved to such committees or such professionals under the Plan or the Confirmation Order or in connection with any application for allowance of compensation and reimbursement of expenses pending as of, or Filed after, the Effective Date. To the extent retainers or funds held in the Pro Fee Suspense Fund Account are insufficient to pay professional fees allowed by the Bankruptcy Court consistent with the Plan, Reorganized Sun World shall be liable for such deficiency.
     K.   DISPOSITION OF RESERVE ACCOUNTS.
          1. Following Confirmation, Reorganized Sun World shall continue to maintain the segregated "Pro Fee Suspense Fund Account" established pursuant to an Order of the Bankruptcy Court. Funds held by the Debtors in the Pro Fee Suspense Fund Account on the Effective
Date shall continue to be held by Reorganized Sun World in that account and shall be paid to professionals employed by the Estates from time to time after the Effective Date as and to the extent approved by the Bankruptcy Court. After all professionals employed by the Estates have made their final applications for payment of fees and expenses and Reorganized Sun World has paid all allowed fees and expenses to such professionals, Reorganized Sun World shall close the Pro Fee Suspense Fund Account, and any remaining funds in the account shall become the property of Reorganized Sun World, subject to the security interest of Credit Agricole.
          2. On the Effective Date, Reorganized Sun World shall close the segregated "Emergency Reserve" account established pursuant to the Interim Order Authorizing Use Of Cash Collateral Pursuant to 11 U.S.C. section 363(c)(2) entered by the Bankruptcy Court on October 4,
1994, as amended. Any funds remaining in the Emergency Reserve as of the Effective Date shall become the property of Reorganized Sun World, subject to the security interest of Credit Agricole.
          3. On the Effective Date, Reorganized Sun World shall be authorized to close the segregated "Grower Account" established pursuant to the Order Authorizing Debtor to Establish Segregated
Account for Net Proceeds of Post-petition Sales of Produce and
Granting Other Relief entered by the Bankruptcy Court on November 4,
1994, as amended. If Reorganized Sun World determines to close the Grower Account, any funds remaining in the Grower Account as of the Effective Date shall become the property of Reorganized Sun World, subject to the security interest of Credit Agricole.
          4. Following Confirmation, Reorganized Sun World shall maintain the segregated "Real Property Proceeds Account" established by the Debtors pursuant to the Order Authorizing Debtors to (1) Incur Secured Indebtedness and Granting Security Interests and Priority
Pursuant to 11 U.S.C. Sec. 364 and (2) Use Cash Collateral Pursuant to 11 U.S.C. Section 363(c)(2), entered by the Bankruptcy Court in the Reorganization Cases. After the Effective Date, Reorganized Sun World shall remit funds in the Real Property Proceeds Account to Hancock or to Credit Agricole, as the case may be, in partial payment of their respective Allowed Claims, as and when the issue of their application is resolved. Such payment shall be credited against the indebtedness under the New Hancock Note or the New Credit Agricole Note, as the case may be, without prepayment fee or premium.
          5. On the Effective Date, subject to any limitations imposed by its marketing agreements with growers, Reorganized Sun
World may close the segregated "PACA Reserve" account established pursuant to the Final Order Authorizing Use of Cash Collateral
Pursuant to 11 U.S.C. section 362(c)(2) entered by the Bankruptcy
Court on December 6, 1994, as extended from time to time thereafter.
If Reorganized Sun World elects to close this account, any funds remaining in the PACA Reserve as of the Effective Date shall become the property of Reorganized Sun World, subject to the security interest of Credit Agricole.
     L.   VESTING OF ASSETS.
          Except as otherwise provided in any provision of the Plan, on the Effective Date, all property of the Estates shall vest in Reorganized Sun World, all free and clear of all Claims, liens, encumbrances and Interests of holders of Claims and holders of Old Securities and Old Stock Rights. From and after the Effective Date, Reorganized Sun World may operate its business and use, acquire, and dispose of property and settle and compromise claims or interests arising post-Confirmation without supervision by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code, the Bankruptcy
Rules or the Local Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.
     M.   PRESERVATION OF CAUSES OF ACTION.
          Except as otherwise provided herein, or in any contract, instrument, release, or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy
Code, Reorganized Sun World shall retain (and may enforce) any claims, rights and causes of action (defined herein as Causes of Action) that the Debtors or the Estates may hold against any Person, including, inter alia, any claims, rights or causes of action under sections 544 through 550 of the Bankruptcy Code or any similar provisions of state law, or any other statute or legal theory.
     N.   PROSECUTION OF CAUSES OF ACTION AND LITIGATION RECOVERIES.
          Under the Plan, Reorganized Sun World will retain all
Causes of Action except for (i) the Released Claims and (ii) other
Causes of Action and rights to subordinate on equitable grounds any Claim or Interest which are expressly released under the Plan.
Reorganized Sun World shall pursue, as representative of these Estates, all Causes of Action which have not been released pursuant to the Plan and which Reorganized Sun World determines in the reasonable exercise of its business judgment should be pursued; provided that the prosecution of the Ernst & Young Causes of Action shall be subject to the provisions of the New Credit Agricole Documents and the New
Hancock Documents. Reorganized Sun World shall bear the expense of all litigation commenced by it to enforce Causes of Action. Subject to any applicable provisions of the New Credit Agricole Documents and the New Hancock Documents with respect to the proceeds of the Ernst &
Young Causes of Action, all recoveries on the basis of Causes of Action shall be retained by Reorganized Sun World as working capital, but subject to the security interest of Credit Agricole, or used to pay the costs of pursuing such Causes of Action.
          Neither Reorganized Sun World (subject to the terms of the New Credit Agricole Documents and New Hancock Documents, with respect to the prosecution of the Ernst & Young Causes of Action) nor any stockholder, officer, director, employee, agent, representative or advisor of Reorganized Sun World, shall have any responsibility or shall be liable to, any Person whatsoever, under any theory of liability (whether in law, equity, admiralty or otherwise and including, inter alia, claims based upon any claim of negligence or gross negligence), for any act or omission related to the prosecution, abandonment, compromise or other disposition, or the collection, of any Cause of Action.
     O.   CERTIFICATE OF INCORPORATION AND BYLAW AMENDMENTS.
          On the Effective Date, Reorganized Sun World shall adopt the Amended Sun World Certificate and the Amended Sun World Bylaws pursuant to applicable non-bankruptcy law and section 1123(a)(5)(I) of the Bankruptcy Code. The Amended Sun World Certificate and Amended
Sun World Bylaws will, among other provisions: (i) authorize the issuance of the New Common Stock; and (ii) prohibit the issuance of nonvoting equity securities to the extent required by section
1123(a)(6) of the Bankruptcy Code. The Amended Sun World Certificate and Amended Sun World Bylaws will become effective upon (1)
Confirmation of the Plan, (2) the occurrence of the Effective Date and
(3) the filing with the Delaware Secretary of State of the Amended Sun
World Certificate.
     P.   MANAGEMENT OF REORGANIZED SUN WORLD.
          The Buyer shall be entitled to propose, with the consent of Hancock and Credit Agricole, the members for the initial post-Confirmation Board by filing notice thereof at least five (5) Business
Days prior to the commencement of the Confirmation Hearing. If the Bankruptcy Court rejects the composition of the Board or any person proposed by the Buyer for the Board, then the Buyer shall have the right to propose a different composition or a replacement member for the Board. The initial post-Confirmation Board shall take office as of the Effective Date. After Confirmation, Directors shall be elected pursuant to the terms of the Amended Sun World Certificate and Amended
Sun World Bylaws, subject to any required approval by Hancock and Credit Agricole.
          Reorganized Sun World, acting through the post-Confirmation
Board of Directors, may authorize an appropriate compensation and bonus plan for permanent senior management employed by Reorganized Sun
World post-Confirmation, which may include provisions for the issuance of Cadiz stock options to such permanent senior management.
     Q.   OBJECTIONS TO CLAIMS.
          Except as otherwise provided for applications of professionals for compensation and reimbursement of expenses under paragraph IV A 1c(2), and except as otherwise ordered by the Bankruptcy Court after notice and a hearing, objections to Claims, including, without limitation, Administrative Claims, shall be Filed and served upon the holder of such Claim or Administrative Claim not later than the later of (i) ninety (90) days after the Effective Date, and (ii) ninety (90) days after a proof of claim or request for payment of such Claim or Administrative Claim is served on the Debtor; provided that such period may be extended by the Court on the application of Reorganized Sun World, which application may be made on notice and hearing to any holder of any affected Claim or Administrative Claim. Reorganized Sun World, at Cadiz's sole expense, shall have standing to object to any asserted Class 8 Claims. For purposes of this Plan, Allowed Class 1 and Allowed Class 2 Claims shall be in the amounts agreed to in the New Hancock Documents and the New Credit Agricole Documents.
     R.   DISTRIBUTION OF PROPERTY UNDER THE PLAN.
          1.   DISBURSING AGENT.
          Reorganized Sun World or the Buyer, as provided above, shall make all distributions required to be made under the Plan to holders or Allowed Claims and Allowed Interests. Reorganized Sun
World may employ or contract with other Persons to assist in or perform the distributions of property to be distributed. Such Persons shall serve without bond. Each Person employed by Reorganized Sun
World hereunder shall receive, without the need for further Bankruptcy
Court approval, from Reorganized Sun World (x) reasonable compensation for distribution services rendered pursuant to the Plan, and (y) reimbursement of reasonable out-of-pocket expenses incurred in connection with such services, in each case, in accordance with such terms as may be agreed to with Reorganized Sun World.
          Prior to or on the Effective Date, the Buyer shall establish the Unsecured Claims Reserve Account into which it shall deposit no less than $15,000,000. On the Effective Date, the Buyer shall promptly transfer from the Unsecured Claims Reserve Account into the Unsecured Claims Disbursement Account the estimated amount of Cash payable to holders of Class 8 Claims whose Claims the Buyer intends to pay on or as soon as practicable after the Effective Date. In addition, the Buyer shall provide funds to pay Allowed Class 6 Claims by depositing an amount into the Unsecured Claims Reserve Account equal to the estimated amount payable to holders of Allowed Class 6
Claims on account of their Claims pursuant to the Plan. On the Effective Date or as soon as practicable thereafter, holders of such Allowed Class 6 and Class 8 Claims will receive Cash distributions, as set forth in the Plan, from the Unsecured Claims Disbursement Account. Thereafter, at any time a Class 6 or Class 8 Claim is determined to be Allowed, the Buyer shall transfer from the Unsecured Claims Reserve
Account into the Unsecured Claims Disbursement Account funds sufficient to pay such Allowed Claim, and Reorganized Sun World will promptly pay, from the funds in the Unsecured Claims Disbursement
Account, to the holder of such Allowed Claim the amounts required to be paid to such holder on account of its Claim pursuant to the Plan.
If at any time, the funds in the Unsecured Claims Reserve Account are insufficient to make such required transfers into the Unsecured Claims Disbursement Account, the Buyer shall promptly deposit an amount into the Unsecured Claims Reserve Account which is no less than the amount needed to make such transfers.
          2.   DISPUTED CLAIMS AND INTERESTS.
               Notwithstanding any other provisions of the Plan, no payments or distributions shall be made on account of any Disputed
Claim or Disputed Interest until such Claim or Interest becomes an Allowed Claim or Allowed Interest, and then only to the extent that it becomes an Allowed Claim or Allowed Interest. Any portion of a distribution that is withheld on account of a Disputed Claim or Disputed Interest and that (upon resolution of the dispute with respect thereto) is ultimately determined not to be payable to the holder of such Claim or Interest, shall thereafter be available for distribution to all of the holders of Allowed Claims or Allowed
Interests in the affected Class on a Pro Rata basis to the extent that such distribution was made on a Pro Rata basis within the affected
Class.  The Buyer shall bear the expense of resolving all Disputed
Claims in Class 8.
          Upon resolution of any Disputed Claim, the holder of such Claim shall be entitled to the actual interest which accrued on the Allowed portion, if any, of his or her Claim for the period in which such portion was held in the Unsecured Claims Reserve Account.
          3.   DISTRIBUTIONS TO NON-DISPUTED CLAIMS.
               At any time that a distribution is made to any Class under the Plan that is required to be made Pro Rata to the members of such Class, such distribution shall be made to all of the holders of Allowed Claims or Allowed Interests in such Class, and the Pro Rata portion of such distribution which would be distributed to the holders of Disputed Claims or Disputed Interests in the event such Claim or Interest becomes an Allowed Claim or an Allowed Interest in the amount sought by the holder shall be withheld by Reorganized Sun World pending resolution of the Disputed Claim or Disputed Interest. Except for interest payable pursuant to paragraph VIII R 2, no interest or additional compensation shall be payable to the holder of a Disputed
Claim or Disputed Interest by reason of any delay in making a distribution to such holder pending resolution of the dispute with such holder.
          4.   MANNER OF PAYMENT UNDER THE PLAN.
          Cash payments made pursuant to the Plan shall be paid in U.S. dollars, by check drawn on a domestic bank selected by Reorganized Sun World or the Buyer, as the case may be, or by wire transfer from a domestic bank, at Reorganized Sun World's or the Buyer's option, respectively; provided that any payment required to be made to a foreign trade creditor holding an Allowed Claim may be paid, at the option of the Buyer, in such funds, and by such means, as are necessary or customary for similar payments to Persons located in the relevant foreign jurisdiction.
          5.   SURRENDER OF INSTRUMENTS.
               a.   REQUIREMENTS TO SURRENDER INSTRUMENTS.
          To the extent the Buyer purchases Old Securities, a holder of certificates representing shares of such Old Securities who agrees to sell such Old Securities shall surrender the share certificate or certificates representing such Old Securities to the Buyer or its designee on or prior to the Effective Date pursuant to the terms of the Plan Implementation Agreement.
          If a holder of Old Securities refuses to agree to sell such Old Securities to the Buyer prior to Confirmation or breaches any agreement to sell such Old Securities to the Buyer, then on the Effective Date, the stock certificates representing such Old
Securities will be canceled and represent only the right to receive the distributions to which the holder is entitled under the Plan in respect of the Old Securities previously represented thereby.
          EXCEPT AS SET FORTH BELOW, THE SURRENDER OF CERTIFICATES REPRESENTING SHARES OF OLD SECURITIES IS A CONDITION TO THE RECEIPT OF
ANY DISTRIBUTION UNDER THE PLAN.
               b.   LOST, STOLEN, MUTILATED OR DESTROYED
                    INSTRUMENTS.
          If any Interest holder agrees to sell its Old Securities and the Instrument representing such Interest is lost, stolen, mutilated or destroyed, such certificate shall be deemed surrendered when the holder of a Claim or Interest based thereon delivers to Reorganized Sun World or its respective designees, as applicable: (i) evidence satisfactory to Reorganized Sun World or its designee, as applicable, of the loss, theft, mutilation, or destruction of such Instrument or (ii) such security or indemnity as may be required by Reorganized Sun World or its designee, as applicable, to save each of them harmless with respect thereto. If any Interest holder fails to sell its Old Securities and the Instrument representing such Interest is lost, stolen, mutilated or destroyed, such holder shall not be entitled to any distribution under the Plan until it likewise satisfies the requirements of this paragraph.
               c.   EFFECT OF FAILURE TO SURRENDER INSTRUMENTS.
          Any holder of an Instrument of the Debtors that (i) fails to surrender the Instrument pursuant to the terms of the Plan
Implementation Agreement or (ii) fails to satisfy the requirements of subparagraph b of this paragraph 5 with respect to the Instrument within one year after the Effective Date shall be forever barred from receiving any distribution under the Plan in respect of any Claim or Interest of such holder based thereon. In either case, any property held for distribution on account of a Claim or Interest based on such Instrument shall become property of Reorganized Sun World in the manner provided in paragraph VIII R 6b(2) for unclaimed distributions.
          6.   DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR
               UNCLAIMED DISTRIBUTIONS.
               a.   DELIVERY OF DISTRIBUTIONS IN GENERAL.
          Except as provided below in this paragraph for holders of undeliverable distributions, distributions to holders of Allowed
Claims and Allowed Interests shall be distributed by mail to each holder (i) if such holder files a proof of Claim or proof of Interest,
(A) at the address set forth on the proof of Claim or proof of Interest Filed by such holder, or (B) if such holder subsequently delivers a written notice of change in address to Reorganized Sun
World at the address set forth in such notice; or (ii) if no proof of Claim or proof of Interest is Filed by such holder, (A) unless
Reorganized Sun World shall have received a written notice of a change of address from such holder, at the address for such holder reflected on the Schedule of Assets and Liabilities, and (B) if Reorganized Sun
World shall have received a written notice of a change of address from such holder, at the address set forth in such notice.
               b.   UNDELIVERABLE DISTRIBUTIONS.
                    (1)  HOLDING AND INVESTMENT OF UNDELIVERABLE
                         PROPERTY.
          If any distribution to the holder of any Claim or Interest is returned to Reorganized Sun World as undeliverable, no further distribution shall be made to such holder unless and until Reorganized
Sun World is notified in writing of such holder's then current address. Subject to paragraph VIII R 6b(2) below, undeliverable distributions shall remain in the possession of Reorganized Sun World until such time as a distribution becomes possible.
          Unclaimed Cash shall be held in trust in a segregated bank account in the name of Reorganized Sun World (or, if such Cash is to be paid by Cadiz under the Plan, Cadiz) for the benefit of the potential claimants to such funds, and shall be accounted for separately. Such funds shall be held in interest-bearing accounts to the extent practicable, and the parties entitled to such funds shall be entitled to any interest earned on such funds. Any undeliverable securities shall be held in trust for the benefit of the potential claimants of such securities by Reorganized Sun World and shall be accounted for separately.
                    (2)  DISTRIBUTION OF UNDELIVERABLE PROPERTY
                         AFTER IT BECOMES DELIVERABLE AND FAILURE
                         TO CLAIM UNDELIVERABLE PROPERTY.
          Any holder of an Allowed Claim or Allowed Interest who does not assert a claim for an undeliverable distribution held by Reorganized Sun World or the Buyer within one (1) year after such distribution is first attempted to be made by Reorganized Sun World or the Buyer, as the case may be, shall no longer have any claim to or interest in such undeliverable distribution, and shall be forever barred from receiving any further distributions under the Plan. In such cases, any property held for distribution on account of the Claims or Interests of such holder shall be retained by Reorganized
Sun World or the Buyer, as the case may be. Nothing contained in the Plan shall require any Debtor, Reorganized Sun World or the Buyer to attempt to locate any holder of an Allowed Claim or an Allowed
Interest.
          7.   COMPLIANCE WITH TAX REQUIREMENTS.
          In connection with the Plan, to the extent applicable, Reorganized Sun World or the Buyer, as applicable, in its capacity as disbursing agent, shall comply with all withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.
          8.   SETOFFS.
          Except to the extent any Claims or Causes of Action are released under the Plan, nothing in this Plan shall impair the right of any Person, including each Debtor, to set off any obligation which it has against any mutual obligation of another party in accordance with applicable non-bankruptcy law. Reorganized Sun World may, but shall not be required to, set off against any Allowed Claim or Allowed Interest, and against the distributions to be made by Reorganized Sun
World pursuant to the Plan on account of such Claim or Interest, claims of any nature that the Debtors or Reorganized Sun World may have against the holder of such Allowed Claim or Allowed Interests which are not released pursuant to the Plan; provided, however, that neither the failure to effect such a setoff, nor the allowance of any Claim or Interest against the Debtors or Reorganized Sun World, shall constitute a waiver or release by the Debtors or Reorganized Sun World of any claim that the Debtors or Reorganized Sun World may possess against such holder.
     S.   DISCHARGE OF DEBTORS AND INJUNCTION.
          The rights afforded in the Plan and the treatment of all Claims and Interests therein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Interests of any nature whatsoever, including any interest accrued on such Claims from and after the relevant Petition Date, against the Debtors and the Debtors in Possession or any of their assets or properties. Except as otherwise provided in the Plan or the Confirmation Order: (i) on the Effective Date, the Debtors shall be deemed discharged and released to the fullest extent permitted by section 1141 of the Bankruptcy Code from all Claims and Interests, including, but not limited to, demands, liabilities, Claims and Interests that arose before the Confirmation
Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (A) a proof of Claim or proof of Interest based on such debt or Interest is Filed or deemed
Filed pursuant to section 501 of the Bankruptcy Code, (B) a Claim or Interest based on such debt or Interest is allowed pursuant to section
502 of the Bankruptcy Code or (C) the holder of a Claim or Interest based on such debt or Interest has accepted the Plan; and (ii) all Persons shall be precluded from asserting against Reorganized Sun
World, its successors, or their assets or properties any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date. Except as otherwise provided in the Plan or the Confirmation Order, the Confirmation Order shall act as a discharge of any and all Claims against and all debts and liabilities of the Debtors, as provided in sections 524 and 1141 of the Bankruptcy
Code, and such discharge shall void any judgment against any of the Debtors at any time obtained to the extent that it relates to a Claim discharged.
          Except as otherwise provided in the Plan or the Confirmation Order, on and after the Effective Date, all Persons who have held, currently hold or may hold a debt, Claim or Interest discharged pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged debt, Claim or Interest: (i) commencing or continuing in any manner any action or other proceeding against the Debtors or Reorganized Sun World or their successors or their respective properties; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors or Reorganized Sun World, or their successors or their respective properties; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors or Reorganized Sun World, or their successors or their respective properties; and (iv) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order. Any Person injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.
     T.   NO LIABILITY FOR SOLICITATION OR PARTICIPATION.
               As specified in section 1125(e) of the Bankruptcy
Code, Persons that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale, or purchase of securities offered or sold under the Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, shall not be liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.
     U.   LIMITATION OF LIABILITY.
          Neither (a) the Debtors, the Debtors in Possession nor
Reorganized Sun World, or any of their respective post-Petition Date employees, officers, directors, agents, or representatives, or any professional persons employed by any of them, nor (b) the Creditors' Committee or the Equity Committee, or any of their respective post
Petition Date members, agents, employees, directors, officers, representatives, or professional advisors, shall have any responsibility, or have or incur any liability, to any Person whatsoever, under any theory of liability (except for any claim based upon wilful misconduct or gross negligence), for any act taken or omission made in good faith directly related to formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract, instrument, release, or other agreement or document created in connection with the Plan, provided that nothing in this paragraph shall limit the liability of any Person for breach of any express obligation it has under the terms of this Plan or under any agreement or other document entered into by such Person either post-petition or in accordance with the terms of this Plan or for any breach of a duty of care owed to any other Person occurring after the Effective Date.
     V.   OTHER DOCUMENTS AND ACTIONS.
          The Debtors, the Debtors in Possession and Reorganized Sun
World may, and shall, execute such documents and take such other actions as are necessary to effectuate the transactions provided for in the Plan.
     W.   CORPORATE ACTION.
          The issuance of New Common Stock, the adoption of the Amended Sun World Certificate and Amended Sun World Bylaws and the selection of the Persons who will serve as the initial directors and officers of Reorganized Sun World as of the Effective Date, and other matters under the Plan involving the corporate structure of the Debtors or corporate action by the Debtors, shall be deemed to have occurred and be effective on and after the Effective Date without any requirement of further action by the stockholders or directors of the Debtors. Without limiting the foregoing, upon entry of the Confirmation Order by the Clerk, the filing by the Debtors or Reorganized Sun World of the Amended Sun World Certificate and the adoption of the Amended Sun World Bylaws shall be authorized and approved in all respects. On the Effective Date or as soon thereafter as is practicable, pursuant to applicable state law, Reorganized Sun
World shall file with the applicable state governmental agencies or offices the Amended Sun World Certificate, and the Amended Sun World
Bylaws shall be the bylaws of Reorganized Sun World.
     X.   RELEASES.
          The Plan does not provide releases for any Causes of Action which the Debtors or any holder of any Claim or Interest, or any other interested party, has against any third party except as expressly provided herein.
          1.   On the Effective Date, the Debtors and the
Subsidiaries will release unconditionally, and hereby are deemed to release unconditionally, (a) each of the Debtors' post-Petition Date officers, directors, employees, consultants, attorneys and accountants, (b) the Buyer and each of its present officers, directors, employees, consultants, attorneys and accountants, and (c) the members of the Creditors' Committee and the Equity Committee solely in their respective capacities as members or representatives of the Creditors' Committee or Equity Committee, and each post-Petition
Date consultant, attorney and accountant of the Creditors' Committee or the Equity Committee (the Persons specified in clauses (a) and (b) are referred to collectively as, the "Releasees"), from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence in any way directly relating to the Plan taking place at any time (whether before or after the Petition Date) on or prior to the Effective Date, provided that nothing in this paragraph shall release any Person from liability for breach of any express obligation it has under the terms of this Plan or under any agreement or other document entered into by such Person in accordance with the terms of this Plan.
          2. In the event Hancock consents to the Plan, the Plan shall release and discharge, and the Debtors and the Subsidiaries shall be deemed to have unconditionally released and discharged, Hancock and Hancock's present and former officers, directors, stockholders, employees, consultants, attorneys, accountants and other representatives (the foregoing Persons are referred to collectively as the "Hancock Releasees"), from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, including, without limitation, any right of equitable subordination, which any Debtor or Subsidiary asserts or may assert, including any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever arising prepetition and any avoiding power or other claim or cause of action arising post-petition arising from, based upon, or related to Hancock's transactions and relationships with the Debtors, the Reorganization Cases, or the Plan; in each case, whether known or unknown, foreseen or unforeseen (including, without limitation, any and all claims that might be brought by the stockholders of any Debtor as a derivative action, any and all actions for the avoidance or recovery of preferences or other avoidance or recovery actions available under the Bankruptcy Code or other applicable law and any unknown or unsuspected claims within the meaning of section 1542 of the California Civil Code), existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence in any way taking place at any time (whether before or after the Petition Dates) on or prior to the Effective Date, provided that nothing in this paragraph shall release any Person from liability for breach of any express obligation it has under the terms of this Plan or under any agreement or other document entered into by such Person in accordance with the terms of this Plan.
          3. In the event Credit Agricole consents to the Plan, the Plan shall release and discharge, and the Debtors and the Subsidiaries shall be deemed to have unconditionally released and discharged, Credit Agricole and Credit Agricole's present and former officers, directors, stockholders, employees, consultants, attorneys, accountants and other representatives (the foregoing Persons are referred to collectively as the "Credit Agricole Releasees"), from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, including, without limitation, any right of equitable subordination, which any Debtor or Subsidiary asserts or may assert, including any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever arising pre-petition and any avoiding power or other claim or cause of action arising post-petition arising from, based upon, or related to Credit Agricole's transactions and relationships with the Debtors, the Reorganization Cases, or the Plan; in each case, whether known or unknown, foreseen or unforeseen (including, without limitation, any and all claims that might be brought by the stockholders of any Debtor as a derivative action, any and all actions for the avoidance or recovery of preferences or other avoidance or recovery actions available under the Bankruptcy Code or other applicable law and any unknown or unsuspected claims within the meaning of section 1542 of the California Civil Code), existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence in any way taking place at any time (whether before or after the Petition Dates) on or prior to the Effective Date, provided that nothing in this paragraph shall release any Person from liability for breach of any express obligation it has under the terms of this Plan or under any agreement or other document entered into by such Person in accordance with the terms of this Plan.
          4. Except as set forth in paragraph VIII X 10, for each holder of a Class 8 Claim who consents to the Plan and does not withhold releases in accordance with paragraph XII J, the Plan shall release and discharge, and the Debtors and the Subsidiaries shall be deemed to have unconditionally released and discharged, such holder, and such holder's present and former consultants, attorneys, accountants and other representatives (the foregoing Persons are referred to collectively with released holders of Class 8 Claims as the "Class 8 Releasees"), from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, including, without limitation, any right of equitable subordination, which any Debtor or Subsidiary asserts or may assert against any of them arising from or relating to their transactions and relationships with the Debtors, the Reorganization Cases, or the Plan, including any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever arising prepetition and any avoiding power or other claim or cause of action arising post-petition, arising from, based upon, or related to such Class 8 Releasee's transactions and relationships with the Debtors, the Reorganization Cases, or the Plan, in each case, whether known or unknown, foreseen or unforeseen (including, without limitation, any and all claims that might be brought by any stockholders of any Debtor as a derivative action, any and all actions for the avoidance or recovery of preferences or other avoidance or recovery actions available under the Bankruptcy Code or other applicable law and any unknown or unsuspected claims within the meaning of section 1542 of the California Civil Code), existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence in any way taking place at any time (whether before or after the Petition Dates) on or prior to the Effective Date, provided that nothing in this paragraph shall release any Person from liability for breach of any express obligation it has under the terms of this Plan or under any agreement or other document entered into by such Person in accordance with the terms of this Plan.
          5. Except as set forth in paragraph VIII X 10, for each holder of a Class 9 Interest who consents to the Plan, executes a Plan Implementation Agreement, if required to do so, and does not withhold releases in accordance with paragraph XII J, the Plan shall release and discharge, and the Debtors and the Subsidiaries shall be deemed to have unconditionally released and discharged, such holder and the related and affiliated entities set forth in Exhibit B, and such holder's present and former consultants, attorneys, accountants and other representatives (the foregoing Persons are referred to collectively with the released holders of Class 9 Interests as the "Class 9 Releasees"), from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, including, without limitation, any right of equitable subordination, which any Debtor or Subsidiary asserts or may assert against any of them arising from or relating to their transactions and relationships with the Debtors, the Reorganization Cases, or the Plan, including any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever arising prepetition and any avoiding power or other claim or cause of action arising post-petition, arising from, based upon, or related to such Class 9 Releasee's transactions and relationships with the Debtors, the Reorganization Cases, or the Plan, in each case, whether known or unknown, foreseen or unforeseen (including, without limitation, any and all claims that might be brought by any of the other stockholders of any Debtor as a derivative action, any and all actions for the avoidance or recovery of preferences or other avoidance or recovery actions available under the Bankruptcy Code or other applicable law and any unknown or unsuspected claims within the meaning of section
1542 of the California Civil Code), existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence in any way taking place at any time (whether before or after the Petition Dates) on or prior to the Effective Date, provided that nothing in this paragraph shall release any Person from liability for breach of any express obligation it has under the terms of this Plan or under any agreement or other document entered into by such Person in accordance with the terms of this Plan.
          6. Except as set forth in paragraph VIII X 10, for each holder of a Class 10 Interest who consents to the Plan, executes a Plan Implementation Agreement, if required to do so, and does not withhold releases in accordance with paragraph XII J, the Plan shall release and discharge, and the Debtors and the Subsidiaries shall be deemed to have unconditionally released and discharged, such holder and the related or affiliated entities set forth in Exhibit B, and such holder's present and former consultants, attorneys, accountants and other representatives (the foregoing Persons are referred to collectively with the holders of Class 10 Interests as the "Class 10 Releasees"), from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, including, without limitation, any right of equitable subordination, which any Debtor or Subsidiary asserts or may assert against any of them arising from or relating to their transactions and relationships with the Debtors, the Reorganization Cases, or the Plan, including any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever arising pre-petition and any avoiding power or other claim or cause of action arising post petition, arising from, based upon, or related to such Class 10
Releasee's transactions and relationships with the Debtors, the Reorganization Cases, or the Plan, in each case, whether known or unknown, foreseen or unforeseen (including, without limitation, any and all claims that might be brought by any of the other stockholders of any Debtor as a derivative action, any and all actions for the avoidance or recovery of preferences or other avoidance or recovery actions available under the Bankruptcy Code or other applicable law and any unknown or unsuspected claims within the meaning of section
1542 of the California Civil Code), existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence in any way taking place at any time (whether before or after the Petition Dates) on or prior to the Effective Date, provided that nothing in this paragraph shall release any Person from liability for breach of any express obligation it has under the terms of this Plan or under any agreement or other document entered into by such Person in accordance with the terms of this Plan.
          7. Subject to the limitation provided below in connection with the five year marketing agreements as it relates to Causes of Action of the Debtors, in the event that Mr. Marguleas consents to the Plan and executes a Plan Implementation Agreement, if required to do so, the Plan shall release and discharge, and the Debtors and their Subsidiaries shall be deemed to have unconditionally released and discharged, Mr. Marguleas and all entities he controls who are engaged in the business of growing crops as of the Effective Date, including without limitation Ag-Accounting, Inc., and their present and former consultants, attorneys, accountants and other representatives (the foregoing Persons are referred to collectively with Mr. Marguleas and all entities he controls who are engaged in the business of growing crops as of the Effective Date as the "Marguleas Releasees"), from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, including, without limitation, any right of equitable subordination, which any Debtor or Subsidiary asserts or may assert against any of them arising from or relating to their transactions and relationships with the Debtors, the Reorganization Cases, or the Plan, including any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever arising pre-petition and any avoiding power or other claim or cause of action arising post-petition, arising from, based upon, or related to such Person's transactions and relationships with the Debtors, the Reorganization Cases, or the Plan, in each case, whether known or unknown, foreseen or unforeseen (including, without limitation, any and all claims that might be brought by any stockholder of any Debtor as a derivative action, any and all actions for the avoidance or recovery of preferences or other avoidance or recovery actions available under the Bankruptcy Code or other applicable law and any unknown or unsuspected claims within the meaning of section 1542 of the California Civil Code), existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence in any way taking place at any time (whether before or after the Petition Dates) on or prior to the Effective Date, provided that Mr. Marguleas and all other Marguleas Releasees which are engaged in the business of growing crops as of the Effective Date enter into marketing agreements with Reorganized Sun World for all crops produced by him and such Marguleas Releasees for a period of five (5) years following the Effective Date, on market terms; and the release granted to (x) Mr. Marguleas shall become effective over that period so that the portion of any Causes of Action of the Debtors against Mr.
Marguleas released is equal to that portion of the five year period that marketing agreements entered into by all Marguleas Releasees which are engaged in the business of growing crops as of the Effective
Date remain in effect, except for those Marguleas Releasees which (1) sell their ranches or remove Mr. Marguleas from his control position, in either case over the opposition of Mr. Marguleas, and (2) terminate or breach their marketing agreements, and (y) any other Marguleas
Releasee shall become effective so that the portion of any Causes of Action of the Debtors against such Marguleas Releasee released is equal to that portion of the five year period the marketing agreement entered into by such Marguleas Releasee remains in effect; and provided further that nothing in this paragraph shall release any Person from liability for breach of any express obligation it has under the terms of this Plan or under any agreement or other document entered into by such Person in accordance with the terms of this Plan.
          8. On the Effective Date, (a) each holder of a Claim or Interest (other than a holder of a Class 8 Claim or a Class 9, 9A, 10 or 10A Interest) (i) who has accepted the Plan, (ii) whose Claim or Interest is in a Class that has accepted or is deemed to have accepted the Plan pursuant to section 1126 of the Bankruptcy Code or (iii) who may be entitled to receive a distribution of property pursuant to the Plan and (b) each holder of Class 8 Claim or Class 9, 9A, 10 or 10A
Interest who has not checked the "Withhold Release" box on such holder's ballot, as described in paragraph XII J, shall be deemed to have unconditionally released the Debtors, the Releasees, the Hancock Releasees, the Credit Agricole Releasees, the Class 9 Releasees, the
Class 10 Releasees, the Marguleas Releasees, Zenith and all holders of
Class 8 Claims and Class 9 and Class 10 Interests except those who check the "Withhold Release" box (collectively, the "Plan Releasees"), from any and all rights, claims, causes of action, obligations, suits, judgments, damages and liabilities whatsoever, including, without limitation, any right of equitable subordination, which such holder has or may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence in any way relating to the Plan, the Reorganization Cases or transactions involving the Debtors (collectively, the "Released Matters") taking place at any time
(whether before or after the Petition Dates) on or prior to the Effective Date except as set forth in Exhibit "A", and provided that nothing in this paragraph shall release any Person from liability for breach of any express obligation it has under the terms of this Plan or under any agreement or other document entered into by such Person in accordance with the terms of this Plan.
          9. On the Effective Date, Cadiz and Reorganized Sun World shall be deemed to have unconditionally released the Plan Releasees
(subject to the provisions of VIII X 7 as applicable) from any and all rights, claims, causes of action, obligations, suits, judgments, damages and liabilities whatsoever, including, without limitation, any right of equitable subordination, which Cadiz or Reorganized Sun World has or may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence in any way relating to the Released Matters taking place at any time (whether before or after the Petition Dates) on or prior to the Effective Date, provided that nothing in this paragraph shall release any Person from liability for breach of any express obligation it has under the terms of this Plan or under any agreement or other document entered into by such Person in accordance with the terms of this Plan.
          10.  Notwithstanding the provisions of paragraphs VIII X
1 through 9 above:
               a. If and to the extent that the Bankruptcy Court concludes that the Plan cannot be confirmed with any portion of the releases set forth in the foregoing paragraphs, then the Plan may be confirmed with that portion of such release excised so as to give effect as much as possible to the releases under this Plan without precluding Confirmation of the Plan.
               b. The releases made pursuant to the Plan (the "Plan Releases") shall not release or be deemed to release any Debtor, Reorganized Sun World or any other Person from their respective rights and obligations under (i) any pre-petition unexpired lease or executory contract of any Debtor which is assumed in accordance with applicable bankruptcy law, (ii) any contract or agreement entered into by any Debtor post-petition, or (iii) any other relationship arising in the ordinary course of any Debtor's business while its Reorganization Case is pending.
               c. The Plan Releases shall not release or be deemed to release the Debtors' obligations under Allowed or Disputed Claims or Allowed or Disputed Interests, or the Debtors' setoffs, counterclaims or defenses to any Disputed Claim or Disputed Interest, provided, however, that any right of a Debtor to obtain an affirmative recovery on account of any such setoff, counterclaim or defense shall be released by a Plan Release granted by such Debtor to the holder of such Disputed Claim or Disputed Interest. Allowed and Disputed Claims and Allowed and Disputed Interests not released hereunder shall be satisfied and discharged by the holders' receipt of the Cash and other property to which they are entitled under the Plan.
               d.   The Plan Releases, as between the Marguleas
Releasees and the Class 9 and Class 10 Releasees only, shall not release or be deemed to release Mr. Marguleas or the holders of Class
9 and Class 10 Interests from the claims and causes of action set forth on Exhibit "A".
               e. The Debtors' Plan Releases shall not release or be deemed to release any Cause of Action any Debtor has or may have against Ernst & Young, whether Ernst & Young has an Allowed Claim or Disputed Claim or grants a Plan Release in favor of any Debtor.
          11. The Plan contemplates the consent of the holders of Class 1, Class 2 and Class 3 Claims and Mr. Marguleas and the Required Consenting Interest Holders. Pursuant to the Plan, the Required
Consenting Interest Holders shall not have the right to withhold the releases contemplated in paragraph VIII X 8. Any attempt by any of the Required Consenting Interest Holders to withhold the releases contemplated in paragraph VIII X 8 by marking the "Withhold Release" box on the ballot shall be ineffective with respect to withholding the releases contemplated in paragraph VIII X 8, but the ballot shall remain effective with respect to acceptance or rejection of the Plan.
     Y.   RETIREE BENEFITS.
          On and after the Effective Date, to the extent required by section 1129(a)(13) of the Bankruptcy Code, Reorganized Sun World shall continue to pay all retiree benefits (if any), as the term
"retiree benefits" is defined in section 1114(a) of the Bankruptcy
Code, maintained or established by the Debtors prior to the Confirmation Date.

                             IX.
           CONFIRMATION AND EFFECTIVE DATE CONDITIONS

     A.   CONDITIONS TO CONFIRMATION.
          It shall be a condition to Confirmation that each of the events and actions required by the Plan to occur or to be taken prior to Confirmation shall have occurred or be taken, or the Debtors, or the party whose obligations are conditioned by such occurrence or actions, as applicable, shall have waived such occurrence or action and the Bankruptcy Court shall confirm the Plan without such occurrence or action.
     B.   CONDITIONS TO EFFECTIVE DATE.
          The Plan shall not be consummated, and the Effective Date shall not occur, unless and until each of the following conditions precedent has been satisfied or (if waivable) duly waived as specified below:
          1. all conditions to Confirmation shall have been satisfied or duly waived in writing by the Debtors or the party entitled to waive such conditions;
          2. the statutory fees owing the U.S. Trustee shall have been paid in full;
          3. the Buyer shall have exercised its option and purchased the Marguleas Rayo Water Rights;
          4. the New Hancock Documents shall have been executed and delivered in form and substance acceptable to Hancock, and all conditions precedent to the effectiveness thereof shall have been satisfied (or waived by Hancock, in its sole discretion);
          5. the New Credit Agricole Documents shall have been executed and delivered in form and substance acceptable to Credit Agricole, and all conditions precedent to the effectiveness thereof shall have been satisfied (or waived by Credit Agricole, in its sole discretion);
          6. all payments required to be made on the Effective Date shall have been made unless some other arrangement acceptable to Credit Agricole and Hancock has been made among the Buyer, the Debtors and the party to which such payment is required to be made; and
          7. all other actions and documents necessary to implement the provisions of the Plan shall have been effected or executed or, if waivable, waived by the Person or Persons entitled to the benefit thereof.
                               X.
              CONFIRMABILITY OF PLAN AND CRAMDOWN

          In the event at least one impaired Class of Claims votes to accept the Plan (and at least one impaired Class either votes to reject the Plan or is deemed to have rejected the Plan), the Debtors shall request the Bankruptcy Court to confirm the Plan under the cramdown provisions of the Bankruptcy Code.

                              XI.
                   RETENTION OF JURISDICTION

          Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Reorganization Cases after the Effective Date as is legally permissible, including, without limitation, jurisdiction to:
          1. Allow, disallow, determine, liquidate, classify or establish the priority or secured or unsecured status of or estimate any Claim or Interest, including, without limitation, the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Interests;
          2. Grant or deny any and all applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;
          3. Resolve any motions pending on the Effective Date to assume, assume and assign or reject any executory contract or unexpired lease to which the Debtors are a party or with respect to which the Debtors may be liable and to hear, determine and, if necessary, liquidate, any and all Claims arising therefrom;
          4. Ensure that distributions to holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan;
          5. Decide or resolve any and all applications, motions, adversary proceedings, or contested matters and any other matters involving the Debtors or Debtors In Possession that may be pending on the Effective Date;
          6. Enter such Orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan or the Disclosure Statement;
          7. Resolve any and all controversies, suits or issues that may arise in connection with the consummation, interpretation or enforcement of the Plan or any Person's obligations incurred in connection with the Plan;
          8. Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code, or modify the Disclosure Statement or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement; or remedy any defect or omission or reconcile any inconsistency in any Order, the Plan, the Disclosure Statement or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;
          9. Issue injunctions, enter and implement other Orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with consummation, performance or enforcement of the Plan;
          10. Enter and implement such Orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;
          11. Determine any other matters that may arise in connection with or related to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement;
          12. Determine the allocation of any Overbid in the event such determination is not made by Confirmation; and
          13.  Enter an Order concluding the Reorganization Cases.
          If the Bankruptcy Court abstains from exercising jurisdiction or is otherwise without jurisdiction over any matter arising out of the Reorganization Cases, including without limitation the matters set forth in this Article, this Article shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

                              XII.
                    MISCELLANEOUS PROVISIONS

     A.   MODIFICATION OF THE PLAN.
          Subject to the restrictions on modifications of plans of reorganization set forth in section 1127 of the Bankruptcy Code, the Debtors reserve the right to alter, amend or modify the Plan before its substantial consummation.
     B.   REVOCATION OF THE PLAN.
          The Debtors reserve the right to revoke or withdraw the
Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, or if Confirmation does not occur, then the Plan shall be null and void, and nothing contained in the Plan shall: (i) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors; or (ii) prejudice in any manner the rights of the Debtors in any further proceedings involving the Debtors.
     C.   SUCCESSORS AND ASSIGNS.
          The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, trustee, administrator, successor or assign of such Person.
     D.   EXHIBITS.
          Because the Exhibits to the Plan are voluminous, some of those Exhibits may not be served with copies of the Plan. Any party in interest may obtain a copy of such excluded Exhibits by transmitting a written request for same to:
                        Laura J. Gordon
                        Latham & Watkins
                633 West 5th Street, Suite 4000
     Los Angeles, California 90071 (fax no. (213) 891-8763)
     E.   SATURDAY, SUNDAY OR LEGAL HOLIDAY.
          If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.
     F.   POST-EFFECTIVE DATE EFFECT OF EVIDENCES OF CLAIMS OR
          INTERESTS.
          Notes, bonds, stock certificates and other evidences of Claims against or Interests in the Debtors, and all Instruments of the Debtors (in either case, other than those executed and delivered as contemplated hereby in connection with the consummation of the Plan), shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by the Plan.
     G.   HEADINGS.
          The headings used in the Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the provisions of the Plan.
     H.   GOVERNING LAW.
          Unless a rule of law or procedure is supplied by (i)
federal law (including the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules), or (ii) an express choice of law provision in any agreement, contract, instrument, or document provided for, or executed in connection with, the Plan, or (iii) applicable non-bankruptcy law, the rights and obligations arising under the Plan and any agreements, contracts, documents, and instruments executed in connection with the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of California without giving effect to the principles of conflict of laws thereof.
     I.   SEVERABILITY OF PLAN PROVISIONS.
          If, prior to Confirmation, any term or provision of the
Plan which does not govern the treatment of Claims or Interests provided for herein or the conditions to the Effective Date is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination, and shall provide, that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.
     J.   BALLOTING.
          Each holder of Allowed Claim or an Allowed Interest
entitled to vote on the Plan will receive a ballot. The ballot will contain two boxes, one indicating acceptance of the Plan and the other indicating rejection of the Plan. Holders of Allowed Claims or Allowed Interests who elect to vote on the Plan must mark one or the other box pursuant to the instructions contained on the ballot. Any executed Ballot that does not indicate acceptance or rejection of the Plan will be considered a non-vote and will not be counted as an acceptance or rejection of the Plan.
          In addition to the boxes on the Ballot described above, the Ballots for holders of Allowed Class 8 Claims and Allowed Class 9, 9A, 10 and 10A Interests shall contain an additional box entitled "Withhold Release." As set forth in paragraph VIII X above, Confirmation of the Plan will release certain parties from all claims and causes of action which the Debtors and/or holders of Allowed Claims and Allowed Interests have against such parties arising from their transactions with and relationship to the Debtors or their involvement in the Reorganization Cases. If a holder of an Allowed Class 8 Claim or an Allowed Class 9, 9A, 10 or 10A Interest desires to withhold this release as it applies to claims or causes of action which the holder may have against such parties, the holder must mark the "Withhold Release" box on the Ballot. Failure to mark the "Withhold Release" box will be deemed a consent to granting the releases set forth in the Plan and described above. Holders of Allowed Class 8 Claims and Allowed Class 9, 9A, 10 and 10A Interests which do not mark the "Withhold Release" box will be released from any Causes of Action which the Debtors have or may have against them, as well as claims and causes of action which the parties set forth in paragraph VIII X 8 hold or may hold against them. Holders of Allowed Class 8 Claims and Allowed Class 9, 9A, 10 and 10A Interests which mark the "Withhold Release" box shall not be entitled to such a release by the Debtors and will not be deemed to be released from claims and causes of action held, or which may be held, by the parties set forth in VIII X 8.
          If Confirmation does not occur on or prior to August 16, 1996, the Creditors' Committee, in its sole discretion, acting on behalf of the holders of Class 8 Claims, may declare the Ballots of holders of Class 8 Claims to be invalid and require that Class 8 be resolicited or that the Plan be confirmed pursuant to section 1129(b) of the Bankruptcy Code.
     K.   NO ADMISSIONS OR WAIVER OF OBJECTIONS.
          Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by the Debtors or any other party with respect to any matter set forth herein including, without limitation, liability on any Claim or the propriety of any Claims classification. Because this Plan is premised on a consensual arrangement and subject to the consent of Classes 1 and 2, prior to Confirmation of this Plan, no party, including, without limitation, the Debtors, the Creditors' Committee, the Equity Committee, any Secured or Unsecured creditor or any Interest holder, shall be deemed to have waived any objection which it may have to this or any other plan of reorganization which may be filed in the Reorganization Cases. The Debtors are not bound by any statements herein or in the Disclosure Statement as judicial admissions.
DATED:    June 3, 1996:

                              SUN WORLD INTERNATIONAL, INC.,
                                a Delaware corporation

                             By   /s/ Richard Nevins
                                 ------------------------------------
                                   Richard Nevins
                                   Acting Chief Operating Officer

                              SUN WORLD, INC.,
                               a Delaware corporation

                              By   /s/ Richard Nevins
                                 ----------------------------------------
                                   Richard Nevins
                                   Acting Chief Operating Officer

                              COACHELLA GROWERS,
                                a California non-profit
                                agricultural cooperative

                                 By   /s/ Richard Nevins
                                 -------------------------------------
                                   Richard Nevins
                                   Acting Chief Operating Officer

                              SUN DESERT, INC.,
                                a Delaware corporation

                              By   /s/ Richard Nevins
                                   ---------------------------------------
                                   Richard Nevins
                                   Acting Chief Operating Officer





Presented by:

LATHAM & WATKINS
 Michael S. Lurey
 Robert A. Klyman
 Gregory O. Lunt


By_________________________________
     Michael S. Lurey
     Attorneys for Debtors and
     Debtor-in-Possession

                     TABLE OF CONTENTS

                                                      Page

I.   INTRODUCTION. . . . . . . . . . . . . . . . . . .   2

II.  DEFINITIONS, INTERPRETATION AND RULES OF
     CONSTRUCTION. . . . . . . . . . . . . . . . . . .   3
     A.   Definitions. . . . . . . . . . . . . . . . .   3
     B.   Interpretation And Computation Of Time.. . .  16
          1.   Defined Terms.. . . . . . . . . . . . .  16
          2.   Rules Of Interpretation.. . . . . . . .  16
          3.   Time Periods. . . . . . . . . . . . . .  17

III. DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS. .  17
     A.   Secured Claims . . . . . . . . . . . . . . .  18
     B.   Unsecured Claims.. . . . . . . . . . . . . .  18
     C.   Interests And Claims Relating To Interests..  19

IV.  GENERAL PROVISIONS FOR TREATMENT OF CLAIMS
     AND INTERESTS . . . . . . . . . . . . . . . . . .  19
     A.   Unclassified Claims. . . . . . . . . . . . .  19
          1.   Administrative Claims.. . . . . . . . .  19
               a.   General. . . . . . . . . . . . . .  19
               b.   Payment Of Statutory Fees. . . . .  20
               c.   Bar Date For Administrative Claims. 20
                    (1)  General Provisions. . . . . .  20
                    (2)  Professionals.. . . . . . . .  20
                    (3)  Ordinary Course Liabilities..  21
                    (4)  Tax Claims. . . . . . . . . .  21
          2.   Treatment Of Priority Tax Claims. . . .  21
     B.   Treatment of Claims. . . . . . . . . . . . .  22
          1.   Class 1 (Hancock).. . . . . . . . . . .  22
               a.   Payments on the Effective Date . .  22
               b.   Terms of the New Hancock Note. . .  22
               c.   Collateral Securing the New Hancock
                    Note . . . . . . . . . . . . . . . .23
               d.   Sale Of Certain Collateral . . . .  24
               e.   Release of Hancock . . . . . . . .  25
               f.   Execution of Documents . . . . . .  25
          2.   Class 2 (Credit Agricole).. . . . . . .  25
               a.   Payments on the Effective Date . .  25
               b.   Terms of the New Credit Agricole
                    Note. . . . . . . . . . . . . . . . 26
               c.   Collateral Securing the New Credit
                    Agricole Note  . . . . . . . . . .  27
               d.   Sale Of Certain Collateral . . . .  28
               e.   Application of Excess Cash;
                    Maintenance of a
                    Minimum Cash Balance . . . . . . .  28
               f.   Release of Credit Agricole . . . .  28
               g.   Execution of Documents .. . . . . . 29
               3.   Class 3 (Zenith).. . . .. . . . . . 29
           4A.  Class 4A (Weyerhaeuser).. . . . . . . . 29
           4B.  Classes 4B et seq.
                (Other Secured Claims). . . . . . . . . 30
           5.   Class 5 (Priority Unsecured Claims). . .31
           6.   Class 6 (Unsecured Non-Priority
                Claims of $250.00 or
                  Less).. . . . . . . . . . . . . . . . 31
           7.   Class 7 (Grower Claims).. . . . . . . . 32
           8.   Class 8 (Unsecured Non
                Priority Claims In Excess of
                  $250.00). . . . . . . . . . . . . . . 32
           C.   Interests . . . . . . . . . . . . . . . 33
                1.   Class 9. . . . . . . . . . . . . . 33
                2.   Class 9A . . . . . . . . . . . . . . . . . 33
                3.   Class 10 . . . . . . . . . . . . . . . . . 34
                4.   Class 10A. . . . . . . . . . . . . . . . . 34
                5.   Compromise with Minority Shareholders. . . 34
                6.   Compromise with Mr. Marguleas. . . . . . . 35
                7.   Class 11 . . . . . . . . . . . . . . . . . 36
                8.   Class 12 . . . . . . . . . . . . . . . . . 36
           D.   Other Interests and Intercompany Claims . . . . 36
                1.   Class 13 . . . . . . . . . . . . . . . . . 36
                2.   Class 14 . . . . . . . . . . . . . . . . . 36
                3.   Class 15 . . . . . . . . . . . . . . . . . 37
                4.   Class 16 . . . . . . . . . . . . . . . . . 37

     V.   OVERBID. . . . . . . . . . . . . . . . . . . . . . . 37
          A.   Overbid Procedure.. . . . . . . . . . . . . . . 37
          B.   Distribution of Net Overbid . . . . . . . . . . 39

     VI.  INDIVIDUAL HOLDER PROOFS OF INTEREST . . . . . . . . 39

     VII. TREATMENT OF EXECUTORY CONTRACTS AND
               UNEXPIRED LEASES. . . . . . . . . . . . . . . . 40

     VIII.     MEANS FOR EXECUTION AND IMPLEMENTATION OF
               THE PLAN. . . . . . . . . . . . . . . . . . . . 40
          A.   Overview of Plan Implementation . . . . . . . . 40
          B.   Distributions.. . . . . . . . . . . . . . . . . 41
          C.   Pro Rata Distribution.. . . . . . . . . . . . . 42
          D.   Termination Of Contractual Subordination
               Rights. . . . . . . . . . . . . . . . . . . . . 42
          E.   Substantive Consolidation.. . . . . . . . . . . 42
          F.   Cancellation Of Old Securities And Related
               Agreements. . . . . . . . . . . . . . . . . . . 43
          G.   New Credit Agricole Credit Agreement, New
               Credit Agricole Deed of Trust and New
               Credit Agricole Note; New Hancock
               Credit Agreement, New Hancock Deed of Trust
               and New Hancock Note. . . . . . . . . . . . . . 43
          H.   Changes of Core Business and Sales of Property. 45
          I.   Working Capital.. . . . . . . . . . . . . . . . 46
          J.   Committees. . . . . . . . . . . . . . . . . . . 46
          K.   Disposition of Reserve Accounts.. . . . . . . . 46
          L.   Vesting Of Assets.. . . . . . . . . . . . . . . 48
          M.   Preservation Of Causes Of Action. . . . . . . . 48
          N.   Prosecution Of Causes of Action and
               Litigation Recoveries. . . . . . . . . . . . . .48
          O.   Certificate Of Incorporation And Bylaw
               Amendments. . . . . . . . . . . . . . . . . . . 49
          P.   Management Of Reorganized Sun World.. . . . . . 49
          Q.   Objections To Claims. . . . . . . . . . . . . . 50
          R.   Distribution Of Property Under The Plan.. . . . 50
               1.   Disbursing Agent.. . . . . . . . . . . . . 50
               2.   Disputed Claims and Interests. . . . . . . 51
               3.   Distributions to Non-Disputed Claims.. . . 52
               4.   Manner Of Payment Under The Plan.. . . . . 52
               5.   Surrender of Instruments.. . . . . . . . . 52
                   a.   Requirements to Surrender Instruments. 52
                    b.   Lost, Stolen, Mutilated Or Destroyed
                              Instruments. . . . . . . . . . . 53
                    c.   Effect Of Failure To Surrender
                              Instruments. . . . . . . . . . . 53
               6.   Delivery Of Distributions And
                    Undeliverable Or Unclaimed Distributions.  54
                    a.   Delivery Of Distributions In General. 54
                    b.   Undeliverable Distributions.. . . . . 54
                         (1)  Holding And Investment Of
                                   Undeliverable Property. . . 54
                         (2)  Distribution Of Undeliverable
                              Property After It Becomes
                              Deliverable And Failure To
                              Claim Undeliverable
                                   Property. . . . . . . . . . 55
               7.   Compliance With Tax Requirements.. . . . . 55
               8.   Setoffs. . . . . . . . . . . . . . . . . . 55
          S.   Discharge Of Debtors And Injunction.. . . . . . 56
          T.   No Liability For Solicitation Or Participation. 57
          U.   Limitation Of Liability.. . . . . . . . . . . . 57
          V.   Other Documents And Actions.. . . . . . . . . . 58
          W.   Corporate Action. . . . . . . . . . . . . . . . 58
          X.   Releases. . . . . . . . . . . . . . . . . . . . 58
          Y.   Retiree Benefits. . . . . . . . . . . . . . . . 67

     IX.  CONFIRMATION AND EFFECTIVE DATE CONDITIONS . . . . . 67
          A.   Conditions To Confirmation. . . . . . . . . . . 67
          B.   Conditions To Effective Date. . . . . . . . . . 67

     X.   CONFIRMABILITY OF PLAN AND CRAMDOWN. . . . . . . . . 68

     XI.  RETENTION OF JURISDICTION. . . . . . . . . . . . . . 68

     XII. MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . 70
          A.   Modification Of The Plan. . . . . . . . . . . . 70
          B.   Revocation Of The Plan. . . . . . . . . . . . . 70
          C.   Successors And Assigns. . . . . . . . . . . . . 70
          D.   Exhibits. . . . . . . . . . . . . . . . . . . . 71
          E.   Saturday, Sunday Or Legal Holiday.. . . . . . . 71
          F.   Post-Effective Date Effect Of Evidences Of
               Claims Or Interests . . . . . . . . . . . . . . 71
          G.   Headings. . . . . . . . . . . . . . . . . . . . 71
          H.   Governing Law.. . . . . . . . . . . . . . . . . 71
          I.   Severability Of Plan Provisions.. . . . . . . . 72
          J.   Balloting . . . . . . . . . . . . . . . . . . . 72
          K.   No Admissions or Waiver of Objections.. . . . . 74

     Exhibit "A":   Shareholder Reserved Claims. . . . . . . . 76

     Exhibit "B":   Related and Affiliated Entities. . . . . . 78